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                                                                   EXHIBIT 10.23


                              COFFEE PLANTATION(R)
                               FRANCHISE AGREEMENT

        This Coffee Plantation(R) Franchise Agreement is made and entered into by and between Coffee People, Inc., an Oregon corporation (referred to as the "Franchisor," "we," "us" or "our"), with its principal office currently at 11480 Commercial Parkway, Castroville, California 95012, and __________________________________________________________________ (individually and collectively referred to as the "Franchisee," "you" or "your") whose principal address is __________________________________________________. If
there is more than one Franchisee, their obligations under this Agreement and all other agreements (whether past, present or future) are, and shall be, joint and several.

        IN A NUMBER OF PLACES IN THIS AGREEMENT, YOU'RE ASKED TO INITIAL CERTAIN ITEMS. INITIALING BY YOU CONFIRMS, WITHOUT LESSENING THE IMPORTANCE OR BINDING NATURE OF EACH OF THE PROVISIONS OF THIS AGREEMENT, THAT YOU RECOGNIZE THE SPECIAL SIGNIFICANCE OF THOSE ITEMS AND THE FACT THAT THEY'VE BEEN FULLY DISCUSSED WITH YOU, AND READ, UNDERSTOOD AND AGREED TO BY YOU. PLEASE INITIAL BELOW AND AT ALL OTHER POINTS INDICATED.

YOUR INITIALS:  __________ / __________

1.      BUSINESS BACKGROUND AND PRELIMINARY AGREEMENTS

        1.1 INTRODUCTION. We've developed, and plan to continue to develop, methods of operating Coffee Plantation(R) Stores ["Plantation Store(s)"] which offer, at retail, bulk specialty coffees, teas, beverages, coffee and tea makers and related supplies, accessories and gifts and other items as approved by us from time-to-time in our sole and absolute discretion (the "Products.") Plantation Stores generally offer beverages for immediate consumption on the premises and some Plantation Stores carry pastries, cookies and baked goods and have seating areas, in each case as consented to by us.

        Plantation Stores are operated with formats, signs, equipment, layout, systems, methods, procedures and designs approved by us and which utilize a special architectural design, offer the Products, and utilize certain trademarks, service marks, trade dress and other commercial symbols, including "Coffee Plantation." Plantation Stores operate at locations that feature the "Coffee Plantation(R) System" (as defined below), any element of which we can modify from time-to-time in our sole and absolute discretion and with which you will promptly comply.


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        We selectively award, to qualified persons, franchises (the "Franchise")
to own and operate a Plantation Store using the Coffee Plantation System and the Names and Marks and Trade Dress. Where we deem it appropriate, the Franchise
(and this Agreement) may be subject to a separate written Addendum signed by you and us and granting you rights to operate variations of the standard Plantation Store, such as a Coffee Plantation Drive-Through Unit (sometimes referred to as "Motor Moka(R)"), a Coffee Plantation Espresso Bar/Kiosk (the "Bar/Kiosk"), or otherwise.

        You've applied for a franchise to own and operate a Plantation Store or other facility at premises identified in Section 2.1 below and your application has been approved by us in reliance on all of the representations made in your application.

        1.2 DEFINITIONS. The following terms have the meanings listed below. Other terms used in this Agreement are defined and construed in the context in which they occur.

        "AFFILIATE" - Any person, company or other entity which controls, is controlled by or is under common control with another person, company or other entity, as well as any spouse, parent, child and/or sibling and any entity controlled by any spouse, parent, child and/or sibling. Our affiliates include (but are not necessarily limited to), at present, Gloria Jean's Gourmet Coffees Franchising Corp., Gloria Jean's Gourmet Coffees Corp., Edglo Enterprises, Inc., Gloria Jean's Inc., Coffee People Inc., Second Cup USA Holdings Ltd. and The Second Cup Ltd.)

        "AGREEMENT" - This Coffee Plantation(R) Franchise Agreement.

        "DESIGNATED EQUIPMENT" - Equipment that meets our requirements and is to be obtained and used by you in the operation of your Plantation Store.

        "FRANCHISE" - The right to operate a single Plantation Store at the Premises pursuant to the terms and conditions of this Agreement.

        "FRANCHISOR-RELATED PERSONS/ENTITIES" - Collectively and individually, but not necessarily limited to, the following, whether past, present or future: Gloria Jean's Gourmet Coffees Franchising Corp., Gloria Jean's Gourmet Coffees Corp., Edglo Enterprises, Inc., Gloria Jean's Inc., Coffee People Inc., Second Cup USA Holdings Ltd. and The Second Cup Ltd., the partners, shareholders, officers, directors,


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        agents, attorneys, accountants, and/or employees and/or any affiliates, of any of the foregoing and each of their respective partners, shareholders, officers, directors, agents, attorneys, accountants, and/or employees, as well as any company(ies)/person(s) acting by, through, under or in concert or affiliated or associated in any way with any of the foregoing, as well as any past, present and/or future predeccesors, successors and/or assigns of any of the foregoing.

        "GOOD STANDING" - "Good Standing" includes (but is not limited to) you and each affiliate of yours (a) not being in default or threat of default under this Agreement and/or any other agreement, or any other legal obligation, to us and/or any affiliate of ours and (b) operating each Coffee Plantation(R) Franchise, in which you and/or any affiliate of yours has any ownership or other interest, in full compliance with the System and Manuals and all of our other requirements.

        "MANUAL(S)" - One or more handbooks, manuals, bulletins and/or volumes, other written materials (including materials distributed electronically or otherwise), and video, audio and/or software media, regardless of title, containing (among other things) specifications, standards, policies and procedures prescribed from time-to-time by us and to be followed by you in connection with your operation, marketing or otherwise of your Plantation Store and your performance under this Agreement, including (but not limited to) all goods and services to be sold and/or provided at or from your Plantation Store and/or in association with the Marks. The Manuals include all changes and supplements issued by us in the future, each of which you'll promptly comply with.

        "NAMES AND MARKS" - The trademarks, service marks and other commercial symbols now and/or in the future owned by us and which we designate, from time-to-time, to be used to identify the services and/or products offered by Plantation Stores, including (but not limited to) "Coffee Plantation", the Trade Dress and certain associated logos.

        "PLANTATION STORE" - The Coffee Plantation(R) Store which you're franchised to operate at the Premises pursuant to this Agreement, including any Bar/Kiosk, Drive-Through Unit or other facility which we authorize you to operate.


        "PREMISES" - The location at which you will operate a single Plantation Store, as permitted and accepted by us pursuant to this Agreement.

        "PRODUCTS" - Bulk specialty coffees, teas, beverages, bakery items, coffee and tea makers and related supplies,


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        accessories and gifts and other items as approved by us from time-to-time to be offered at or from your Plantation Store, in our sole and absolute discretion.

        "SERVICES" - Services approved by us from time-to-time to be offered at or from your Plantation Store, in our sole and absolute discretion.

        "SIMILAR BUSINESS"- Any business that now or in the future offers, sells, distributes, provides or is otherwise involved or deals with, whether at wholesale, retail or otherwise, any goods and/or services (including, among others, the Products) now or in the future authorized by us to be offered at or from Plantation Stores, or similar products, including any business awarding franchises or licenses to others to operate or be involved with any such business.

        "STORE" - The Plantation Store you're authorized to own and operate pursuant to this Agreement.

        "SYSTEM" - The distinctive format and method of doing business now or in the future developed, used and/or modified by us in our sole and absolute discretion for the operation of a retail sales outlet specializing in the sale of specialty coffees, teas, food products, other beverages and other related gift items, including (but not limited to) (a) distinguishing characteristics related to the image, design, appearance, layout and color scheme of a Plantation Store, (b) design, style, color and other distinguishing characteristics of fixtures, showcases, signs and furnishings, (c) layout, design and selection of equipment, (d) specifications used in preparing Products for sale, (e) methods used for selecting, purchasing, marketing, displaying and selling Products, (f) operating, marketing and other systems, procedures and standards and (g) the standards of quality, service and cleanliness used in the operation of a Plantation Store.

        "TRADE DRESS" - The Plantation Store design and image developed by us for Plantation Stores, as it currently exists and as it may be revised and further developed by us from time-to-time in our sole and absolute discretion.

        "US," "WE," "OUR" OR "FRANCHISOR" - Coffee People, Inc., an Oregon corporation.

        "YOU," "YOUR" OR "FRANCHISEE" - The individual(s) signing this Agreement as Franchisee. (If there's more than one Franchisee, each is jointly and severally obligated under


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        this Agreement and all other agreements/documents with us.)

2.      AWARD OF FRANCHISE

        2.1 AWARD OF FRANCHISE. Subject to the provisions of this Agreement, we award you a franchise to operate a retail Plantation Store at ______________________________________________ only, or a substitute premises approved (in accordance with Section 4 below) by us, and to use the Coffee Plantation System, and the Names and Marks and Trade Dress, in the operation thereof, for a term commencing on the effective date of this Agreement and ending upon the expiration of the initial or remaining initial term of the lease or sublease for the premises of your Plantation Store. Termination or expiration of this Agreement shall constitute a termination or expiration of the Franchise. You will not conduct any business or other activity from your Plantation Store, or using the Coffee Plantation System, Name and Marks, Trade Dress or otherwise, other than as expressly authorized under this Agreement.

        You understand and agree that critical to the Coffee Plantation(R) System and this Agreement, as well as your possible success, is full adherence by you to each element of the Coffee Plantation(R) System, including (among other things), use and sale of only those Products, Designated Equipment and suppliers as are approved by us from time-to-time, your using only prescribed building and equipment layouts and designs, your strictly adhering to our then-current standards of quality, service and cleanliness, your close and personal working relationship with your Plantation Store, and your personal accountability for the performance of your obligations under this and other agreements. Accordingly, you will continuously comply with all such (and other) elements of the then-current Coffee Plantation System. You agree that you will at all times faithfully, honestly and diligently perform your obligations hereunder, and that you will continuously exert your best efforts to promote, enhance and maximize the business of your Plantation Store and the goodwill of the Name and Marks.

YOUR INITIALS:  __________ / __________

        2.2 NON-EXCLUSIVITY. The Franchise is a "spot" franchise only and is awarded for a single location only, with you having no other rights. You do not have, have not paid for, and have no expectation of receiving any benefits of, any "exclusive territory" or any "exclusive," "protected" or "reserved" territorial, similar or other rights, no such rights are granted or will be inferred and there is, and will be, no limitation of


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any type on the rights of us, or any of the Franchisor-Related Persons/Entities,
to locate and/or consent to the location of other Plantation Stores or other distribution facilities and/or channels of distribution of any type (including, without limitation, Motor Moka(R), other drive-through units and/or any other channels of distribution), whether or not using the Coffee Plantation System, the Names and Marks and/or Trade Dress, and/or involved in any Similar Business or otherwise, at any location, regardless of the distance from, impact on, or vicinity of, your Plantation Store or the number of Plantation Stores, other outlets or otherwise in any area or market and you have no right to exclude, control or impose conditions on the location or development of future Coffee Plantation (or other) Franchisor-owned, franchised or other units of any type (including, without limitation, Motor Moka(R), other drive-through units and/or any other channels of distribution) or at any location. In particular, you understand and agree that some or all of the Franchisor-Related Persons/Entities currently, and may in the future, own and operate, and/or franchise or otherwise license, Similar Businesses (and/or other competitive outlets/businesses) and concepts located (or to be located) anywhere, including in proximity to you, and that such businesses may now or in the future be in direct or indirect competition with you.

        We (and each and all of the Franchisor-Related Persons/Entities), and those we, and/or any of the Franchisor-Related Persons/Entities, appoint, retain (without limitation of any kind or nature) all rights with respect to; (a) Plantation Stores, the Coffee Plantation System, the Names and Marks and Trade Dress, the sale of Products and any other products and services under any name, mark, trade dress or otherwise, anywhere in the world: (b) the right to operate or grant others the right to operate specialty coffee stores, other coffee beverage facilities or any other businesses anywhere in the world at such locations as we (and the Franchisor-Related Persons/Entities) deem appropriate in our (and their) sole and absolute discretion, regardless of the proximity to, or impact on, your Plantation Store and on such terms and conditions as we, and/or any of the Franchisor-Related Persons/Entities wish; (c) the right to roast, develop, wholesale, market, distribute, sell or otherwise Products or other items/services through any channel of distribution (including, without limitation, mail order, Internet, World Wide Web, at wholesale and/or retail, through grocery stores, supermarkets, discount stores, convenience stores or otherwise), to be located anywhere and selling, etc. to anyone located anywhere, whether under or in association with the Coffee Plantation System, the Names and Marks and/or Trade Dress or any other name, mark, trade dress or otherwise, regardless of the proximity to, or impact on, your Plantation Store, on such terms and conditions, as we and/or any of the Franchisor-Related


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Persons/Entities, in our (and their) sole and absolute discretion, wish; and (d)
own, operate, franchise, license or otherwise any business located anywhere, regardless of the proximity to, or impact on, your Plantation Store, whether competitive or not and whether or not under the Coffee Plantation (or any other system), the Names and Marks and/or Trade Dress or any other name, mark, trade dress or otherwise, including to or with such persons/entities, and on such terms and conditions, as we and/or any of the Franchisor-Related
Persons/Entities wish, in our (and their) sole and absolute discretion.

        Since you do not have any territorial or similar rights, there is no restriction regarding you soliciting or servicing customers located anywhere, although you may do so only from your Plantation Store or as otherwise expressly approved by us in writing.

        We (and each and all of the Franchisor-Related Persons/Entities) can acquire, or engage in any other transaction with, other businesses (competitive or not), with companies and/or units located anywhere, including in proximity to your Plantation Store, including arrangements where other units are converted to the Coffee Plantation(R) or other format (including using the Coffee Plantation System and/or the Names and Marks and/or Trade Dress) and/or any other format and/or in which we and/or any of the Franchisor-Related Entities are acquired and/or company-owned, franchised or other businesses (including your Plantation Store) are converted to another format (whether competitive or not), maintained as a new concept under the Coffee Plantation System and/or the Names and Marks and/or Trade Dress or maintained as a separate concept.

        We (and each and all of the Franchisor-Related Persons/Entities) can develop or become associated with other concepts (including dual branding and/or other franchise systems) for the same, similar, related, competitive or different products and/or services, whether or not using the Coffee Plantation System and/or the Names and Marks and/or Trade Dress, and may grant franchises or other rights with respect to locations and/or businesses in connection therewith, in each case in our sole and absolute discretion. Units offering these concepts can be located anywhere, in our sole and absolute discretion, including in proximity to your Plantation Store.

YOUR INITIALS:  __________ / __________

3.      SUCCESSOR FRANCHISE

        3.1 YOUR RIGHTS. Your rights and our obligations under


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this Agreement terminate at the expiration of the initial term, but at that time, subject to the conditions below, you will be eligible to be awarded a successor franchise (which may materially differ from this Agreement and its requirements) for your Coffee Plantation Store for a single additional term (without any further term, successor franchise or right of renewal), equal to the term of the renewal or extension of the lease or sublease for the premises of your Plantation Store (or the initial term of the lease or sublease for the premises, if such initial term of the lease or sublease has not expired as of the effective date of the renewal of the franchise) on the terms, and under the conditions, set forth in our then-current form of Franchise Agreement (but without any provision for further successor franchises or renewal); provided, however, that in no event shall we be obligated to negotiate or obtain any renewal, extension or otherwise of any lease or sublease, or solicit or accept any proposal from the landlord (or other person/entity controlling the premises) for a renewal, extension or otherwise of any lease or sublease, even if on the same terms and conditions as have previously been applicable to the premises.

        3.2 YOUR OBLIGATIONS. Any award of the successor franchise must meet all of the following conditions, each of which are agreed to be reasonable, together with such other conditions as are reasonable at the time:

               (1) You (and each affiliate of yours) have fully and continuously complied with this Agreement and all other agreements with us (and/or any affiliate of ours), in each case without any defaults, cured or uncured, during the term (including all of the conditions set out below);

               (2) You maintain possession of your Premises and by the expiration date of this Agreement have refurbished, remodeled, expanded and otherwise brought your Plantation Store and its operation into full compliance with all then-applicable standards (including then-applicable design standards, including equipment, and appearance) applicable to franchises awarded for new Plantation Stores, are in full compliance with any lease or sublease requirements applicable to your Plantation Store premises and present evidence satisfactory to us that you have the right to remain in possession of your Coffee Plantation Store for the duration of the successor franchise; or, in the event you are unable to maintain possession of the premises, or in our judgment your Coffee Plantation Store should be relocated, you secure substitute premises consented to by us and have furnished, stocked and equipped such premises to bring your Plantation Store and inventory into full compliance with our then-current requirements by the expiration date of this Agreement;


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               (3) You have given us written notice of election to obtain the successor franchise, not less than six (6) months, but not more than twelve (12) months, prior to the expiration of the term of this Agreement. Within ninety
(90) days after our receipt of such timely notice, we will furnish you with written notice of: (a) any reasons which could cause us not to award the successor franchise, including any deficiencies which require correction and a schedule for correction thereof by you, and (b) our then-current requirements relating to the image, appearance, decoration, furnishing, equipping, stocking and programs of a Coffee Plantation Store, and a schedule for you to complete such upgrading, modifications or otherwise, as a condition of receiving the successor franchise. Prior to the expiration date of this Agreement, you will fully cure all such deficiencies and fully satisfy all such requirements and conditions. You understand and agree that we may refuse to award a successor franchise if, in our reasonable judgment, you (or any affiliate of yours) have failed to render satisfactory performance as a Franchisee in any operational or other areas (including, but not limited to, safety, compliance with the System and all Manuals, adverse impact on the Marks and associated goodwill, etc.), whether or not such failure constitutes or constituted a default. The award of the successor franchise will be conditioned (among other things) on your (and your affiliates') continued compliance with all the terms and conditions of this Agreement (and all other agreements with us and/or any affiliate) up to the date of expiration and correction of any deficiencies within the periods specified by us.

               (4) You (and each affiliate of yours) have satisfied all monetary obligations owed to us and any company affiliated with us and have timely and fully met such and all other obligations throughout the term of this Agreement;

               (5) You've executed our then-current form of Franchise Agreement and related documents (with appropriate modifications to reflect the fact that the successor Franchise Agreement relates to the award of a successor franchise without the right to further successor franchises or renewals), including guarantees, as are then customarily used by us in the award of franchises for Coffee Plantation Stores, and the economic and other terms of which may materially differ from the terms of this Agreement, including, without limitation, higher royalty fees and/or marketing contributions; provided, however, you will not be required to pay the then-current initial franchise fee. In our sole and absolute discretion, and to further your and our mutual interests in having consistent documents to cover all of your units, and to update documents to reflect changed competitive and other conditions, we can require you to sign our then-current form of Franchise Agreement to cover all Coffee


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Plantation Stores in which you (or any affiliate) then have an interest;

               (6) You've complied with our then-current qualification and training requirements. We may require your personnel to attend and successfully complete any retraining program(s), and at such times and location(s), as we then specify. There will be no charge for any retraining program(s), but you'll be responsible for all travel, meals, lodging and other expenses of your personnel.;

               (7) You (and each owner and/or affiliate of yours) have executed a general release, in form prescribed by us, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities. If you fail to execute such a release, the awarding of a successor franchise will be the equivalent of the granting of such release, since you and we agree that it would be inappropriate and improper for you to continue in a franchise (or other) relationship with us, and have the right to use the Marks and System, if you had any claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us (or other persons/entities covered by such a release) or otherwise failed to execute such a release, particularly in view of the fact that you are not being charged a full initial franchise fee in connection with the successor franchise; and

               (8) You've paid us a non-refundable (unless the successor franchise is denied) successor franchise fee equal to fifty percent (50%) of our then-current initial franchise fee for a first franchise (subject to a $10,000 minimum which is subject to adjustment for inflation as described in this Agreement). We must receive the fee from you at the time of your election.

        Failure by you and/or your owners to timely complete such requirements will be deemed an election by you not to obtain the successor franchise.

YOUR INITIALS:  __________ / __________

        3.3 RELEASES ON GRANTS OF ADDITIONAL, ETC. FRANCHISES. If, at any time, you or any affiliate is to receive one or more successor, additional, other and/or further franchise(s) from us or any of the Franchisor-Related Persons/Entities, whether or not a successor franchise, you, each of your affiliates, each owner of the Franchisee, the new franchisee and each owner thereof will at each such time execute a general release, in form prescribed by us, of any and all claims, liabilities and/or obligations, of


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any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities, except (where so required by applicable law) for any claims exclusively related to the offer and sale of the successor, additional, other and/or further franchise(s).

YOUR INITIALS:  __________ / __________

4.      LOCATION OF STORE

        You may operate your Plantation Store only at the location and premises identified in Section 2.1, or a substitute location and/or premises hereafter approved by us. The premises may be used only for the operation of a Plantation Store. If your lease or sublease for the premises of your Plantation Store terminates prior to expiration without your fault, or if the premises are damaged, condemned or otherwise rendered unusable, we will grant permission for relocation of your Plantation Store to a location and premises consented to by us in our sole and absolute discretion, within a reasonable period of time and you, each of your affiliates and each owner of the Franchisee will execute a general release, in form prescribed by us, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities. You must lease or sublease and develop such premises in compliance with then-applicable standards utilized in the granting of franchises for a Plantation Store and the term of the Franchise will be extended to coincide with the initial term of the lease or sublease for the substitute premises. Any such relocation shall be at your sole expense.

5.      DEVELOPMENT AND OPENING OF YOUR STORE

        5.1 LEASE OR SUBLEASE OF PREMISES OF YOUR STORE. You will, contemporaneously with the execution of this Agreement or such later date specified by us, lease or sublease the premises of your Plantation Store identified in Section 2.1 in the form and manner prescribed by us and deliver a copy of such executed lease or sublease to us immediately after execution thereof. We have the right to review and consent to any lease or sublease for the premises of your Plantation Store. You agree not to execute any lease or sublease which has not been consented to in writing by us. We may require that the premises of your Plantation Store be subleased directly from us or our affiliate according to the terms of our, or our affiliate's, standard form of sublease or, at our option, that the lease obtained by you be collaterally assigned to us pursuant to the terms of our standard collateral assignment of lease form.


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        Any lease or sublease for the Premises must be reasonably satisfactory to us and must, in any event, contain all of the following provisions, each of which you agree is reasonable:

        (a) Providing us with the right, at our sole option at any time and without further consideration, to receive an assignment of your leasehold interest and take possession of the Premises, whether on termination, cancellation, recission or expiration of your rights under any lease/sublease or under this Agreement or otherwise, in each case without the lessor's or sublessor's consent and specifying that the lessor/sublessor will accept us as a substitute tenant on notice from us that we are exercising our rights. (If we exercise this option and you, and each affiliate of yours, are not in default, or under notice of default, and if your rights have not been terminated or expired, under this Agreement or any other agreement with us or any affiliate of ours, we'll sublease the Premises to you on the same terms as we lease it, subject to our usual security deposit and other conditions.) You agree to do all acts necessary or appropriate to accomplish such assignment, on our request and will, at the same time you sign this Agreement, sign the Collateral Assignment of Lease attached hereto;

        (b) Obligating the lessor/sublessor to provide us with all sales and other information it may have, whether provided by you or otherwise, related to the operation of your Plantation Store;

        (c) Evidencing your right to operate your Plantation Store in accordance this Agreement and the Manuals, subject only to the provisions of applicable law;

        (d) Prohibiting you from subleasing or assigning all or any part of your rights, extending the term or renewing or modifying the lease without our prior written consent, which may be withheld in our sole and absolute discretion;

        (e) Requiring the lessor/sublessor to concurrently provide us with a copy of any written notice of default under the lease sent to you and granting us the right (but without any obligation on our part) to cure any default under the lease, if you fail to do so, within fifteen (15) days after the expiration of the period in which you can cure the default and then, at our further option, to receive an assignment of your leasehold interest but without any liability for any other defaults of yours;

        (f) Providing that the premises will be used only for the operation of a Plantation Store pursuant to a Franchise Agreement with us in good standing;

        (g) Providing that any default by the Franchisee under this


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Agreement or any other agreement with us (or any of our affiliates) may, at our option, constitute a default under the lease (you agreeing that any default by you under the lease may, at our option, constitute a default under this Agreement); and

        (h) Providing that no sale, assignment or transfer of your leasehold interest will be approved or otherwise consented to, or any change, addition, or other modification to the lease or other instruments be made, without obtaining our prior written consent.

        You won't execute a lease or sublease, or any modification or amendment, without our prior written consent, which we can withhold in our sole and absolute discretion. You'll deliver a copy of the signed lease or sublease to us within five (5) days after it's signed. If you own the Premises and we request, you'll enter into a lease with us for a term equal to the term of the Franchise (with matching renewal options) on commercially reasonable terms, and will sublease the Premises from us on the same terms as the prime lease.

        If such provisions are not included in the lease or other instruments, we may, without liability and at our sole option at any time (a) require that you immediately cause such provisions to be inserted or (b) terminate your rights and our obligations under this Agreement. If you own (or acquire) the Premises, you will enter into arrangements with us granting us benefits substantially identical to those set out above.

YOUR INITIALS:  __________ / __________

        5.2 DEVELOPMENT OF YOUR PLANTATION STORE. Unless we exercise our option to provide store development services by us or an affiliate (which we have no obligation to do), we'll furnish you with (and may update from time-to-time) specifications and other requirements for design, decoration, layout, equipment, furniture, fixtures, signs and other items for Plantation Stores (the "Plantation Store Design Specifications"), with which you'll promptly comply. You agree that the Plantation Store Design Specifications are an integral part of the System and that your Plantation Store will be developed, constructed, designed and operated in full compliance with the latest Plantation Store Design Specifications at all times.

        We may require you to use our services (or those of an entity we designate) as your agent (and at your sole expense) to develop, build-out, etc. your Plantation Store, pursuant to the terms and conditions, and including the compensation and other arrangements, of our then-current Store Development Agreement, but we have no obligation to provide such services until and


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
unless we require you to sign such Agreement. Your Plantation Store Development Agreement will set forth the fee paid to us (or our affiliates) for its services (the "Development Fee") and the parties' other responsibilities.

        You won't make any commitments with respect to any location or operate a Plantation Store and/or use the System or any of the Marks, from or at any location (nor will you relocate your Plantation Store) until and unless we've accepted such location. If there is any disagreement or dispute relating to any aspect of your site, you and we will resolve it through good faith mediation/arbitration as provided in this Agreement.

        While we may, as a courtesy, assist you in evaluating or negotiating any lease (or other documents or arrangements) or otherwise assist you in your efforts to select and obtain a site by providing consultation, evaluation and/or otherwise (including providing references to potential contractors, real estate agents, site selection specialists and other professionals, some of whom may be affiliated and/or associated with us), we strongly recommend that you have all matters related to site selection and securing reviewed by your own independent attorney, real estate broker, architect and other professionals retained by you. While the selection of a site by you is subject to our reasonable consent, and although this franchise may be awarded for a specific existing location, neither we nor any company or person will recommend or approve any particular location or any related services to you. Acceptance by us of any location is in no way a recommendation, approval or endorsement of such location nor a representation or warranty as to its legal or business availability, suitability, appropriateness, success potential or otherwise and we cannot guarantee success for any location. You're the only person and/or company with any liability or responsibility for those decisions and matters.

        In any case, you understand and agree that the selection and securing of a site, the negotiation of a lease or purchase, the selection of developers, real estate agents, site selection specialists, contractors, etc., financing and all other matters related in any way to your site are exclusively and entirely your sole and ultimate responsibility and that neither we, any of Franchisor-Related Persons/Entities nor any other person or company affiliated or associated with us in any way will have any liability or responsibility with respect to any matters related in any way to the site for your Plantation Store, including (but not limited to) site location, identification, evaluation, selection, lease/purchase negotiation, financing, review of documents, construction, build out, development, compliance with local requirements, suitability for any use or purpose and/or any other aspect of the development process (and any related steps) or otherwise, all such responsibilities being solely yours.

        We will (unless you and we execute a Store Development Agreement) make available to you standard plans and specifications to be utilized by you in the construction or otherwise of your Plantation Store. You'll obtain, at your sole expense, all further qualified architectural and engineering services to prepare surveys, site and foundation plans and adapt any plans and specifications to your location and all applicable laws, regulations and ordinances. Any changes from plans provided by us must be submitted to us for our consent, which we may grant, condition or withhold in our sole and absolute discretion. Neither we nor any other person or company recommended by and/or affiliated in any way with us will have any liability with respect to any plans, specifications and/or other items/services provided to you and/or to be utilized by you in the construction or otherwise of your Plantation Store, or any deviations or modifications therefrom, nor with respect to the preparation, construction, operation or otherwise of your Plantation Store, whether in accordance with standard plans or otherwise, all such responsibilities being solely yours.

        We make no representations, guarantees or otherwise as to the costs of development and build-out (or otherwise) of your Plantation Store, the date on which your Plantation Store will be open for business or otherwise, such matters not being within our sole control.

        You agree that without our ability to limit our (and others') liability as set forth in this Agreement (and, in particular, this Section), we wouldn't be willing to award this Franchise to you (and would consider developing the location as a company-owned unit) or to be involved in any way in assisting you in any of these matters.

YOUR INITIALS:  __________ / __________

        5.3 FIXTURES, EQUIPMENT, STOREFRONT, SUPPLIES AND SIGNS. Your Plantation Store's initial fixtures, equipment and Storefront shall be part of our development of your Plantation Store. Thereafter, you agree to use in the operation of your Plantation Store only those fixtures, items of equipment, supplies and signs that we have approved for a Plantation Store as meeting its specifications and standards for appearance, function, design, quality and performance and you further agree to place or display at the premises of your Plantation Store (interior and exterior) only such signs, emblems, lettering, logos and display materials that are from time to time approved in writing by us, in each case at your sole cost and expense. If you propose to purchase, lease or otherwise use any fixture, equipment, supply or sign which is not then approved by us, you shall first notify us in writing and shall submit to us sufficient specifications, photographs, drawings and/or other information or samples for a determination by us of whether such fixture, equipment, supply or sign complies with its specifications and standards, which determination shall be made and communicated in writing to you within a reasonable time.

        5.4 STORE OPENING. You won't open your Plantation Store for business until: (1) we notify you that all of your pre-opening obligations have been fulfilled; (2) pre-opening training of all of your personnel has been completed;
(3) all amounts then due us (or any affiliate) have been paid and all pre-opening obligations of yours fully performed; and (4) we've been furnished with copies of all insurance policies (or such other evidence of insurance coverage and payment of premiums as we request) and leases/subleases as required by this Agreement. You agree to use your best efforts to merchandise your Plantation Store as soon as possible after obtaining possession of your Plantation Store premises and to open your Plantation Store for business and commence the conduct of its business by the period required by your lease or sublease or, if sooner, within five (5) days after notice from us that it is in suitable condition therefor. We will supply our employee who will assist you for a period of up to seven (7) days in the opening of your Store and we may, in our sole and absolute discretion, provide similar assistance for up to five (5) additional days. In addition, we may provide our employee for such additional days(s) as we deem appropriate in assisting you with the opening of your Plantation Store. If you (or your affiliate) already own(s) a Plantation Store, all pre-opening and opening assistance will be provided at our sole and absolute discretion.

        5.5 TERMINATION UPON YOUR FAILURE TO OPEN YOUR STORE. If you fail to lease or sublease your Plantation Store premises as required by this Agreement, or fail to proceed with the merchandising or fail to open your Plantation Store by the date required in this Agreement, we, at our sole option, shall have the right to terminate this Agreement effective upon giving written notice to you, in each case with no refund of any amounts paid to us or any affiliate. In connection with such termination, you will execute documents acceptable to us, providing for (1) continuation of your indemnification, confidentiality and non-competition obligations and the dispute avoidance and resolution provisions of this Agreement, including those of Article 19, together with the provisions of Article 23, and (2) a general release, in form prescribed by us, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities.

YOUR INITIALS:  __________ / __________

        5.6 GRAND OPENING PROGRAM. You will spend at least One Thousand Dollars ($1,000) (we recommend $4,000) to conduct grand opening advertising and promotions, such advertising and promotions (which must be approved in advance in writing by us) to occur during a time period designated by us.

6.      TRAINING AND OPERATING ASSISTANCE

        6.1 TRAINING. Prior to the opening of your Plantation Store, we will furnish, and you (or your controlling shareholder, general partner, managing member or similar person if you are a business entity), shall attend, and complete to our satisfaction, a training program on the operation of a Plantation Store, furnished at such time and place as we may designate. Such training will be given by us without charge, but you will be solely responsible for the compensation of the trainee, as well as such trainee's travel, lodging and personal expenses. Such initial training will consist of approximately fifteen (15) days or such additional time as we may elect. If you (or your affiliate) already own(s) a Plantation Store, all training will be provided at our sole and absolute discretion.

        Upon your successful completion of the training program, you may (at our option) be permitted to train your Plantation Store managers. We do not have to provide training for your Plantation Store managers but we can require that each of your Plantation Store managers attend, and complete to our satisfaction, such initial and ongoing training as we require from time-to-time. We may charge a reasonable fee for training your Plantation Store managers.

        You'll be responsible for all travel, living, incidental and other expenses and compensation of you and your personnel attending any training program.

        If we, in our sole and absolute discretion, determine that you (or a managing partner or shareholder consented to by us) have not successfully completed (or are not making satisfactory progress in) your initial training, we may cancel all of your rights (and all of our obligations) under this Agreement and/or any other agreements with you and return the Initial Franchise Fee (less $10,000 to cover our sales, training and other expenses, among other things) to you, and you will return all manuals and you (and each affiliate of yours) execute documentation providing for a general release, in a form prescribed by us, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities and we will provide you with a similar release, except that your indemnity, non-competition, confidentiality obligations, and the dispute avoidance and resolution provisions of this Agreement, including those of Article 19, together with the provisions of
Article 23, will be preserved, and at our option, if the premises were not leased from us or our affiliates, you will assign the lease or sublets the premises to us or our affiliates. We will not exercise this termination right until you have had at least two (2) individuals (one of whom may be you) fail to successfully complete training.

        If, whether as a result of observations, test results or otherwise during initial training or thereafter (including during operation of your Plantation Store) we determine, in our sole and absolute discretion, that it's appropriate, we can require that a manager or other person designated by us be placed in your Plantation Store to supervise its day-to-day operations for the purpose of assuring compliance with our standards and you will pay all costs in connection therewith, including salary, normal corporate benefits, travel, meals, lodging and incidental expenses.

        You (or a managing partner or shareholder consented to by us) and your Plantation Store manager must attend and successfully complete additional and/or refresher training programs (if we designate them as mandatory) conducted at location(s) specified by us, including national and regional conferences, conventions and meetings, and your other employees may be required to attend mandatory training programs presented by us at your Plantation Store. We may charge a reasonable fee for any training programs, aside from the initial owner training which is included in the Initial Franchise Fee.

        6.2 HIRING AND TRAINING OF EMPLOYEES BY YOU. You (or a manager meeting all of our training and other requirements) will hire all employees of your Plantation Store, be exclusively responsible for the terms of their employment and compensation and implement a training program for employees of your Plantation Store in compliance with our standards. You agree to maintain at all times a staff of trained employees sufficient to operate your Plantation Store in compliance with our standards. You agree that all management personnel hired by you may be required to sign an Employment Agreement containing non-competition and confidential information covenants substantially similar to those contained in this Agreement.

        6.3 OPERATING ASSISTANCE. We will advise you from time to time of operating problems of your Plantation Store disclosed by reports submitted to or visitations made by us. We will furnish to you such assistance in connection with the operation of your Plantation Store as is from time to time deemed appropriate by us. Operating assistance may consist of advice and guidance with respect to:

        1.      methods and operating procedures to be utilized by a Plantation
                Store;

        2.      additional Products and services authorized for a Plantation
                Store;

        3.      purchasing of Products and supplies;

        4. formulating and implementing advertising, merchandising and promotional programs; and

        5. the establishment of administrative, bookkeeping, accounting, inventory control, sales training and general operating procedures for the proper operation of a Plantation Store.

        You understand and agree that all advice and guidance provided by us is only supportive of the operation of your Plantation Store and that the overall success of your Plantation Store is primarily dependent upon your business abilities and efforts. We will not charge you for such operating assistance unless such operating assistance is made necessary by your failure to comply with this Agreement or if you request operating assistance in excess of what is normally provided by us. Any such charges will be reasonable and payable upon your receipt of an invoice for the same. In addition, we reserve the right to impose, and you will pay, reasonable fines and penalties if you repeatedly refuse or fail to comply with this Agreement and/our our standards and specifications.

        6.4 COMPUTER HARDWARE AND SOFTWARE SYSTEMS. Since the effective and efficient operation of a Plantation Store may be intimately connected with the use and maintenance of appropriate computer hardware and software systems, with direct interconnection to (and access by) our computer hardware and software systems, you must purchase, use, maintain and update computer and other systems (including point-of-sale systems) and software programs which meet our specifications as they evolve over time and which, in some cases, may only be available through us and/or our affiliates. You must maintain your systems on-line to provide full access for computer systems used by us and you must promptly update and otherwise change your computer hardware and software systems as we require from time-to-time, at your expense. We may require that all maintenance, support, upgrades, etc. be performed by us, an affiliate or a supplier designated by us. You'll pay all amounts charged by any supplier or licensor of the systems and programs used by you, including charges for use, maintenance, support and/or update of these systems or programs.

7.      MANUAL

        During the term of the Franchise, we will loan you (or allow you electronic or other access to), one copy of a manual, which consists of one or more manuals (hereinafter referred to as the "Manual"), for a Plantation Store containing mandatory and suggested specifications, standards and operating procedures prescribed from time to time by us for a Plantation Store and information relative to your obligations hereunder. We can modify any aspect of the Manuals, the Coffee Plantation(R) System or specifications, standards, policies and procedures of Coffee Plantation Stores, to, among other things, specify brands, types and/or models of equipment which must be used by you in the operation of your Coffee Plantation Store, to specify changes in the Products and Services used and/or offered by you, and/or to specify changes in the decor, format, image, products, services, operations or otherwise of a Coffee Plantation Store. You'll promptly and continuously comply, at your sole expense, with all provisions of, and additions/deletions/changes to, the Manuals. You have no expectation that the Manuals (and the Coffee Plantation(R) System) will not be changed over time and you and we, in fact, anticipate that such changes will take place, in response to competitive challenges, commercial opportunities and otherwise. You'll keep your copy of the Manuals current by immediately inserting all modified pages and (at our option) destroying or returning to us all superseded material. In the event of a dispute about the contents of the Manuals, the master copies maintained by us will be controlling. Any such additions/deletions/changes will take precedence over all prior communications and in the event of a dispute, the master Manuals maintained at our office shall control. The provisions of the Manuals as modified from time to time by us and communicated to you constitute provisions of this Agreement and as such are binding upon you. The Manuals contain proprietary information of ours and you agree to keep the Manuals and information contained therein confidential at all times during and after the term of the Franchise.

YOUR INITIALS:  __________ / __________

8.      STORE IMAGE AND OPERATING STANDARDS

        8.1 CONDITION AND APPEARANCE OF YOUR STORE, PERIODIC UPGRADING. Because your Store's full compliance with the Coffee Plantation System is a vital component in the possible success of all Coffee Plantation outlets and can directly affect the value of the Names and Marks and Trade Dress and their associated goodwill, you agree that: (1) neither your Plantation Store nor the Premises will be used for any purposes other than the operation of a Plantation Store in full compliance with this Agreement and the Manuals; (2) you'll maintain the condition and appearance of your Plantation Store, its equipment, furniture, fixtures, signs, and the Premises in accordance with our specifications and standards and consistent with the approved image of a Plantation Store and as provided under the Manuals, as changed from time-to-time and as an attractive, clean, convenient and efficiently operated specialty retail food store offering high quality Products and efficient and courteous Services; (3) you will perform such ongoing repair, maintenance and upgrading, with respect to the decor, equipment, furniture, fixtures, signs and otherwise, of your Plantation Store and the Premises, as may be required by us from time-to-time to maintain its condition, appearance, and efficient operation, including, without limitation: (a) thorough cleaning, repainting and redecorating of the interior and exterior; (b) interior and exterior repair of the Premises; (c) repair or replacement of damaged, worn out or obsolete equipment, furniture, fixtures, signs and otherwise and as is required by your lease or sublease; (4) you will not make any material alterations or replacements to the Premises or other items, or to the appearance of your Plantation Store as originally approved by us, without our prior written consent and any approval that may be necessary under the lease or sublease for the premises; and (5) you will place or display at the Premises (interior and exterior) and on all other items only such signs, emblems, lettering, logos and display and advertising materials that are from time-to-time designated by us; in each case at your sole cost. You will use and display the Names and Marks and Trade Dress only in such manner, and using such equipment and other systems, as we authorize from time-to-time, in each case promptly complying with any changes we may require, all at your sole cost and expense.

        If at any time in our reasonable judgment the general state of repair, appearance or cleanliness of the premises of your Plantation Store or its fixtures, equipment or signs does not meet our standards, we will so notify you, specifying the action to be taken by you to correct such deficiency. If you fail or refuse to initiate within fifteen (15) days after receipt of such notice or such lesser period required by the lease or sublease, and thereafter continue a bona fide program to undertake and complete any such required maintenance, we may, but will not be obligated, to enter upon the premises and effect such repairs, painting and replacement of fixtures, equipment or signs on your behalf and you will pay the entire costs therefor to us on demand.

        We may, at intervals and to the extent determined by us in our sole and absolute discretion, require you to upgrade your Plantation Store and the Premises (including, but not limited to, remodeling, expansion, redecoration, re-equipping, refurbishment and refurnishing the Premises, your Plantation Store and changing any products and services offered) to meet our then-current standards and requirements, which may require additional investment by you, and, subject to approval by us of plans, layouts, designs and otherwise, and you will promptly and fully comply with all such requirements.

YOUR INITIALS:  __________ / __________

        8.2 DESIGNATED EQUIPMENT, PRODUCTS AND/OR SUPPLIERS. The reputation and goodwill of each Plantation Store is based on, and can be maintained only by, the satisfaction of all customers who rely on the availability of a wide variety of quality Designated Equipment, Products and Services, compliance with the Coffee Plantation System and courteous and efficient service provided by all employees of Plantation Stores. We've already specified, and plan to specify in the future, various suppliers of Designated Equipment, Products and/or Services, as well as other items, to be used or provided by Plantation Stores and that meet our standards and requirements, in each case in our sole and absolute discretion. Your Plantation Store will purchase/lease, use and offer all of, and only, such types, brands and/or quality of Designated Equipment, Products and Services as we designate and, where we so require, use only suppliers as designated by us. Designated suppliers may include, and may be limited to, us and/or companies affiliated with us. We may designate a single supplier or limited number of suppliers, may designate a supplier only as to certain items and may require concentration of purchases with one or more suppliers to obtain lower prices, advertising support and/or other benefits in our sole and absolute discretion. Specification of a supplier may be conditioned on requirements relating to frequency of delivery, standards of service, including prompt attention to complaints, or other criteria, and may be temporary, pending a further evaluation of such supplier by us, in each case in our sole and absolute discretion.

        You shall at all times maintain an adequate and representative inventory of Products, sufficient in quality, quantity and variety, to satisfy customer demand and realize the full potential of your Plantation Store, as prescribed from time to time by us. The inventory of your Plantation Store shall contain a full inventory of each Coffee Plantation brand or other private brands of ours which shall be given prominent display. We and our affiliates shall not have any liability to you if we or they are at any time unable for any reason to offer any Coffee Plantation brand or other brand of Products for purchase by you or at competitive prices. The Products may be offered by an affiliate of us.

        You'll notify us in writing (and submit to us such information, specifications, and samples as we request) if you propose to purchase, use or offer any type, brand and/or quality of items that have not been previously specified by us, or if you propose to use any supplier who has not been previously specified by us for the proposed item and will arrange for pre-payment of reasonable charges connected with our review and evaluation of any proposal. We'll notify you within a reasonable time whether or not you're authorized to purchase or use the proposed type, brand and/or model of such items or to deal with the proposed supplier. We may, from time-to-time, withhold and/or revoke our approval of particular items or suppliers in our sole and absolute discretion and business judgment. On receipt of written notice of revocation, you must immediately cease to sell or use any disapproved items and cease to deal with or use items from any such suppliers, unless we, in our sole and absolute discretion, direct otherwise.

        You are prohibited from developing, creating, generating, owning, licensing, leasing or otherwise utilizing any computer media and/or electronic media (including but not limited to the Internet, world wide web, bulletin boards, news group and/or Telnet) which may be used, or in any manner uses, displays or utilizes the Coffee Plantation trademarks, tradenames, or other commercial symbols or offers to sell or sells any of the Products and/or services which are or may at a later date be offered for sale in Plantation Stores. If you desire to utilize any computerized or electronic media in conjunction with the operation of your Plantation Store, you must obtain our prior written approval of such usage, and we may in our sole and absolute discretion approve or not approve such usage. If we grant approval, we or our affiliates will be the owners of and/or control the approved computerized or electronic content and media.

YOUR INITIALS:  __________ / __________

        8.3 SPECIFICATIONS, STANDARDS AND OPERATING PROCEDURES. You agree that the operation of your Plantation Store, continuously in compliance with our high standards, is vitally important to us and other Coffee Plantation Franchisees and is a vital element in the possible success of your Plantation Store, the Plantation Stores of other Franchisees and of us and that a lack of uniform high standards can place all Plantation operators at a competitive disadvantage and in a position of business risk. Accordingly, you'll operate your Plantation Store, and use the Marks, in prompt, continuous and full compliance with the Coffee Plantation(R) System and the Manuals, as each is modified by us from time-to-time in our sole and absolute discretion and without limitation, you promptly complying with each such modification.

        In particular, you'll promptly comply with all of our ongoing requirements, standards and operating procedures relating to the operation, appearance, function, cleanliness, menu, products, ingredients, days and hours of operation, and otherwise of a Plantation Store (including, without limitation, use of specified equipment, products, services, programs and computer hardware and software), and with our other requirements for a Plantation Store, as they may be developed or changed by us from time-to-time in our sole and absolute discretion. You'll purchase, use and offer each of the systems, services, equipment and products designated by us and, where we so require, use only suppliers authorized by us and will not use or offer any systems, services, equipment, products or suppliers not specified by us. Mandatory specifications, standards and operating procedures prescribed from time-to-time by us in the Manuals, or otherwise communicated to you, will constitute provisions of this Agreement as if fully set forth herein. All references to this Agreement include all such mandatory specifications, standards and operating procedures.

YOUR INITIALS:  __________ / __________

        8.4 SUPPLIERS OF SPECIALTY COFFEE. In recognition that the quality and uniformity of the specialty coffee and tea carried by Plantation Stores is of paramount importance to the reputation and goodwill of Plantation Stores, you must purchase all coffee offered at your Plantation Store from us or an affiliate of ours. In the event our affiliates cease supplying you with coffee, we may designate a supplier or suppliers of coffee. In such event, in addition to the criteria listed elsewhere in this Agreement, a proposed supplier must also meet our criteria as to the size of the coffee bean, the method of preparation of the bean, the region of origin of the bean, the quality of flavoring used in bean preparation, the consistency of bean color and moisture content after roasting, the type of packaging and the type of roaster used and other standards as we designate from time-to-time in our sole and absolute discretion.

YOUR INITIALS:  __________ / __________

        8.5 USE OF SUPPLIES IMPRINTED WITH NAMES AND MARKS. You shall only use displays, boxes, bags, paper, forms, packaging materials, labels and other Products and supplies imprinted with the Names and Marks as prescribed from time to time by us.

        8.6 STANDARDS OF SERVICE. Your Plantation Store shall at all times give prompt, courteous and efficient service to its customers. Among other things, we may specify (and change from time-to-time) service standards and you will comply with all then-current service and other standards. You and your Plantation Store shall in all dealings with customers, suppliers and the public adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct.

        8.7 PRODUCT STANDARDS. You shall not advertise, offer for sale, sell or otherwise distribute any Products or other items which do not meet our then-current standards. All reasonable complaints by your customers shall be honored by you pursuant to the policies set-forth in the Manuals.

        8.8 SPECIFICATIONS, STANDARDS AND PROCEDURES. You agree to comply with all specifications, standards and operating procedures (whether contained in the Manuals or any other document or notice and as issued and/or changed by us from time-to-time in our sole and absolute discretion) relating to the operation of a Plantation Store, including, without limitation, those relating to:

        1)      recipes, preparation procedures and authorized ingredients;

        2)      type, quality and shelf life of Products offered;

        3)      Product dating programs, including removal of "out of date"
                Product;

        4)      merchandising techniques;

        5) the safety, maintenance, cleanliness, function and appearance of the Plantation Store premises and its fixtures, equipment and signs;

        6) uniforms and aprons to be worn by and general appearance of Plantation Store employees;

        7)      use of Names and Marks and Trade Dress;

        8) hours during which your Plantation Store will be open for business;

        9)      use and retention of standard forms;

        10) use and illumination of signs, posters, displays, standard formats and similar items; and

        11)     identification of you as the owner of your Plantation Store.

        You're required to participate in any and all programs which we elect to utilize as operational tools in the operation of your Plantation Store. These operational tools may include (but are not limited to) programs involving customer satisfaction, quality control, operational standards, product standards and the like (the "Programs"). The Programs may be created or developed by us, our affiliates or by third parties and the content, duration and frequency of the Programs will vary and will be determined solely by us. You will be required to pay for the Programs and the costs will vary according to the program and frequency of the program.

        8.9 COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES. You shall secure and maintain in force all required licenses, permits and certificates relating to the operation of your Plantation Store and operate your Plantation Store in full compliance with all applicable laws, ordinances and regulations. All advertising and promotion by you shall be completely factual and shall conform to the highest standards of ethical advertising. You agrees to refrain from any business or advertising practice which may be injurious to our business and/or the goodwill associated with the Names and Marks and Trade Dress and other Plantation Stores.

        8.10 MANAGEMENT OF YOUR PLANTATION STORE. Your Plantation Store must be managed only by you, or a full-time manager, who (in each case) has successfully completed our training and other requirements, which may change over time. The employment of any full-time manager is subject to our prior approval. Notwithstanding the employment of a full-time manager, you (or the Franchisee's controlling owner if Franchisee is a business entity) must attend and complete initial and any required ongoing training, unless waived by us, in our sole and absolute discretion. If you have completed the Initial Training, you shall be qualified to train your managers, unless we direct otherwise. If we, in our sole and absolute discretion, determine that your full-time manager is not properly performing his or her duties, you shall take such corrective measures as are necessary to immediately rectify the situation. You shall keep us informed


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
at all times of the identity of any employee(s) acting as full-time manager(s) of your Plantation Store.

        If you (or any affiliate) owns and/or operates more than one Plantation Store, the manager of each of your Plantation Stores must have at least a twenty five percent (25%) equity interest in such Plantation Store(s.) You will have 90 days to replace any 25% equity manager.

        8.11 EXCLUSIVE RELATIONSHIP, RESTRICTIONS ON SIMILAR BUSINESSES DURING FRANCHISE TERM AND AFTER TRANSFER, TERMINATION, EXPIRATION, REPURCHASE, ETC. You and we share a mutual interest in avoiding situations where persons or companies who are, or have been, Coffee Plantation Franchisees operate or otherwise become involved with, a Similar Business, anywhere, either during the term of, or after the termination or expiration, of your rights under, this Agreement.

        This mutual interest exists since you and we both agree that (1) such activities would, as a practical and realistic business matter, make use of techniques, methods, systems and procedures learned by the operator while he/she/it was a Coffee Plantation Franchisee, (2) the operation of a Similar Business, irrespective of location or vicinity to any existing or future Plantation Store, would inevitably draw on and benefit from the operator's training and experience as a Coffee Plantation Franchisee, including techniques not known to you or other operators prior to becoming a Coffee Plantation Franchisee, (3) operation of such a business, and use of any such techniques, methods, systems and procedures, would damage both us and other Coffee Plantation Franchisees and unfairly limit reasonable expansion alternatives open to us and our Franchisees, particularly in light of the limited number of goods and services provided by us and our Franchisees and the limited number of favorable locations or areas available, thereby placing us and other Coffee Plantation operators at a competitive disadvantage, (4) there would be an extreme difficulty and expense involved in accurately determining actual financial impact from such activities by a current or former Coffee Plantation Franchisee, (5) such activities would expose us and our Franchisees to a strategy under which a person could acquire a Plantation franchise, learn all of our methods of doing business including innovations by other Coffee Plantation Franchisees, default under the franchise agreement or otherwise obtain termination or expiration and then open an unlimited number of locations drawing on their experience and training as a Coffee Plantation Franchisee, including access to favorable locations, (6) the possibility of such occurrences would discourage the free flow of information and innovation within the Coffee Plantation(R) System, resulting in reduced growth and a decline in the value of the investments made by us and our

Franchisees in Plantation Stores and the System, making subsequent sales or operation of Plantation franchises in the area of a Similar Business, or other areas, extremely difficult and placing us and our Franchisees at a disadvantage in the competitive marketplace, (7) such activities could reduce your level of time and attention given to your operation of an Plantation Store and thereby reduce its chances for success, and (8) such activities would constitute an unfair and inequitable method of competition with us and other Coffee Plantation Franchisees and is the type of behavior to which you (as a Coffee Plantation Franchisee) would strenuously object if engaged in by another Coffee Plantation Franchisee.

        In addition, you acknowledge and agree that (1) you will receive valuable training and confidential information throughout the term of the Franchise, including, without limitation, information regarding our promotional, operation, sales, and marketing methods and techniques and the System which was not known to you before becoming a Coffee Plantation Franchisee, (2) we would be unable to protect such confidential information and other information and techniques against unauthorized use or disclosure, would be unable to encourage a free exchange of ideas and information among Coffee Plantation Franchisees and the goodwill and other assets of our business and those of other Coffee Plantation Franchisees would be at risk if franchise owners and members of their immediate families were permitted to hold interests in or perform services for a Similar Business during or after the term of the Franchise Agreement, (3) your ownership and/or operation of, or any other relationship with, a Similar Business would necessarily benefit from, and be inconsistent with, your status and obligations as a Coffee Plantation Franchisee and (4) the requirements of this section have been expressly bargained for and are an express condition of our award of the Franchise to you.

        You acknowledge that you've considered, as reasonable business alternatives, other franchise opportunities, as well as the possibility of your entering our industry as a non-franchised participant (in each instance not being subject to the restrictions of this Agreement), each of the restrictions on competition contained in this Agreement (including, but not limited to, those in this Section) are fair, reasonable and necessary for the protection of all members of the Plantation family of companies, including you and your fellow Coffee Plantation Franchisees and represent a reasonable balancing of the legitimate long-term interests of us, you and other Coffee Plantation Franchisees, and will not impose any undue hardship on you, since you have other valuable opportunities, skills, experience, education and abilities unrelated to the ownership and/or operation of a Plantation Store and which will provide you


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
with the opportunity to derive significant income from other endeavors.

        Therefore, to protect your and our investments and those of all Coffee Plantation Franchisees, you and we agree as follows: (1) during the term of this Agreement (and any other Franchise Agreement with us) and any extension thereof, and (2) for three (3) years after any transfer, repurchase, the termination (whether for cause or otherwise) of your rights, the expiration of this (or any other) Agreement (without award of an Additional Term), and/or the date on which you cease to operate your last Plantation Store, whichever is later, neither you, any affiliate of yours, nor any shareholder or partner of yours (in the event you are or become a corporation or partnership), nor any member of your immediate family nor any member of the immediate family of any affiliate, shareholder or partner of yours will [except for Plantation Stores operated in good standing under franchise agreements with us]: (a) have any direct or indirect interest as a disclosed or beneficial owner in any Similar Business located, or operating units located, anywhere; (b) have any direct or indirect interest (whether through a member of the immediate family of yours or any owner of you, or otherwise) as a disclosed or beneficial owner in any entity which is awarding franchises or licenses or establishing joint ventures or other business enterprises for the operation of Similar Businesses located, or operating units located, anywhere; (c) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Similar Business or any entity which is awarding franchises or licenses or establishing joint ventures to operate Similar Businesses anywhere; or (d) directly or indirectly employ, or seek to employ, any person who is employed by us or any affiliate or by any other Coffee Plantation Franchisee, nor induce nor attempt to induce any that person to leave said employment without the prior written consent of us and that person's employer; provided that if the foregoing restriction regarding our and the employer's consent is unenforceable, you will first notify us and that employer before taking any action with respect to any such employment or offer of employment. You confirm that prior to entering into the franchised business you possessed (and still possess) valuable skills unrelated to the franchised business, have the ability to be gainfully employed in other fields entirely acceptable to you and that the strict enforcement of the restrictions of this Agreement will not work any undue or significant hardship on you or your family.

        If any of the restrictions of this Section are determined to be unenforceable due to excessive duration, geographic scope, business coverage or otherwise, you and we agree that they will be reduced to the level that provides the greatest restriction but which is still enforceable, notwithstanding any choice-of-law or other provisions in this Agreement to the contrary. The time period of the competitive restrictions described in this Agreement will be extended by the length of time in which you or any other person or entity are in breach of any provision of this Agreement (including the limitations of this Section.) The provisions of this Section will continue in full force and effect through the extended time period. The restrictions of this Section don't apply to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent less than three percent (3%) of the number of shares of that class issued and outstanding. If you violate any obligations under this Agreement (or otherwise) with respect to a Similar Business, our remedies will include (but are not limited to) the right to obtain a temporary restraining order, preliminary and/or permanent injunction (or other equitable relief), notwithstanding any provisions to the contrary.

        On our request, you will obtain written non-competition commitments from the persons subject to the non-competition provisions of this Agreement, in such form as we direct and naming you and us as beneficiaries of such agreements.

        If the restrictions of this Section are unenforceable or are reduced to a level which we, in our sole and absolute discretion, find unacceptable, we may, in addition to any other remedies available to us, require you to pay a fee (either paid immediately on a present value basis or over time, as we select) of one-half (1/2) of the royalties and marketing contributions which would be payable if the business in question was a franchised Plantation Store, for three
(3) years, such amount having been jointly selected by you and us as fair and appropriate damages and in consideration of (1) the difficulty of accurately predicting actual damages, (2) the fact you will inevitably benefit in the operation of such business from your training and experience as a Coffee Plantation Franchisee, (3) the possible impact on the expansion and operation of our system, including the expense and difficulty of a sale of a franchise in your area and (4) you not having any rights, nor we having any obligations, under this Agreement or otherwise during such period.

YOUR INITIALS:  __________ / __________

        8.12 INSURANCE. You'll maintain in force policies of insurance issued by carriers approved by us covering various risks, as specified by us, including (but not limited to) the following: (1) comprehensive general liability insurance against claims for bodily and personal injury, death and property damage caused by, or occurring in conjunction with, your Plantation Store, under one or more policies of insurance containing minimum liability coverage prescribed by us from time-to-time; (2) all risk property and casualty insurance for the replacement value of your Plantation Store and all associated items (including, but not limited to, leasehold improvements, furniture, fixtures, equipment, signs, inventory, supplies, and materials) and (3) business interruption insurance providing for continued payment of all amounts due (or to become due) us and/or any affiliate of ours under this Agreement or otherwise.

        For your information, our current insurance requirements (which can be changed by us at any time in our sole and absolute discretion and with such changes you'll promptly comply) for your Plantation store include the following:

         Type of Insurance                            Limits and Other Details

         Property Direct risks of physical loss (special form) including
                        Earthquake Sprinkler Leakage if the building is sprinklered. Coverage to include contents, building (if owned or required by lease) and business income [50% co-insurance or loss of earnings at 12 months including Extra Expense]


         Commercial General Liability $2,000,000 General Aggregate
                       $2,000, 000  Products Aggregate
                       $1,000,000 Each Occurrence
                       $1,000,000 Personal Injury/Advertising Injury $5,000
                                   Medical Payments
                       $50,000 Fire Legal

         Workers' Compensation Statutory
                       $1,000,000 Employer's Liability

         Automobile $1,000,000 Bodily Injury/Property Damage
                                   $1,000,000  Uninsured Motorist
                       $5,000 Medical Payments
                                   (Covered Autos: All Owned, Leased, Non- Owned and Hired Vehicles)

        We may periodically specify the types and amounts of coverage required under such insurance policies and require different and/or additional kinds of insurance at any time, including excess liability insurance. Each insurance policy must name us, our affiliates and the Franchisor-Related Persons/Entities as additional named insureds, will contain a waiver of all subrogation rights against us, our affiliates, the Franchisor-Related Persons/Entities and any successors and assigns, and will provide for thirty (30) days' prior written notice to us of any material modifications, cancellation, or expiration of such policies.

        Prior to the expiration of the term of each insurance policy, you'll furnish us with (1) a copy of each renewal or replacement insurance policy to be maintained by you for the immediately following term and (2) evidence of pre-payment of the premium. If you fail to maintain required insurance coverage, or to furnish satisfactory evidence thereof and the payment of the premiums therefor, we, in addition to our other rights and remedies hereunder, may (but aren't required to) obtain such insurance coverage on your behalf and you'll fully cooperate with us in our efforts to obtain the insurance policies, promptly execute all forms or instruments required, allow any required visitations of your Plantation Store, and pay to us, on demand, any costs and premiums incurred by us.

        Your obligations to maintain insurance coverage will not be affected by reason of any separate insurance maintained by us, nor will the maintenance of such insurance relieve you of any obligations under this Agreement or otherwise.

        8.13 FRANCHISEE ADVISORY COUNCIL. We will actively encourage the formation of a Franchisee Advisory Council to be selected by all Coffee Plantation(R) Franchisees and we will periodically meet with such Council to consult with and advise us regarding the operation and development of the Coffee Plantation(R) System, including such matters as strategic marketing plans, advertising programs, public relations, research and development, operating policies and practices, program development, etc. We'll give appropriate consideration to all input from such Council but retain the ultimate authority and responsibility for all such decisions.

        8.14 PROGRAM PARTICIPATION. We may impose conditions on your participation in any program, whether with suppliers or otherwise (including, but not limited to, any program involving payments from third party suppliers), as we determine in our sole and absolute discretion, including, but not limited to, our requiring you to be in compliance with such standards and qualifications as we designate (in our sole and absolute discretion) and/or you (and each affiliate of yours) being a Plantation Franchisee in good standing and not in default under this, or any other, agreement with us and/or any affiliate of ours.

YOUR INITIALS:  __________ / __________

        8.15 CONTINUED PAYMENT OF ROYALTIES AND OTHER OBLIGATIONS DURING CLOSURE, ETC. You and we recognize that closure of your Plantation Store may become necessary from time-to-time for remodeling, due to fire or other casualty, governmental action, shopping center or street closure, etc. of course, if your Plantation Store, the Premises or any significant assets used in the operation of the franchise are damaged or become inoperable or if your Plantation Store is closed for any reason, you will promptly undertake all steps necessary to remedy such conditions and return your Plantation Store to full operation as soon as possible. If any closure of your unit takes place for any reason, you will immediately notify us, submit a plan for re-opening (with discussion of budget, deadlines, possible relocation and subject to our reasonable approval) and diligently take (at your expense) all steps necessary to fully re-open your Plantation Store for business as soon as possible. In any event, all financial obligations of yours to us or any affiliate, whether under this Agreement or otherwise, will remain in full force and effect during such closure and any amounts due or to become due us or any affiliate calculated based on Gross Sales or similar amounts (such as percentage royalties, percentage Marketing Fund Contributions, percentage rent, etc.) will continue to be paid during such closure, as specified below. During any closure, weekly Gross Sales will be assumed to be equal to the average weekly Gross Sales during the 3 four-week periods (or shorter period if your Plantation Store was not open for such 3 four-week periods) prior to such closure beginning. Since you will continue to have this obligation to pay percentage and other amounts based on average assumed Gross Sales (as well as your obligation to pay minimum amounts) even though your Plantation Store is closed, you will maintain business interruption insurance as provided in this Agreement or otherwise specified by us.

YOUR INITIALS:  __________ / __________

9.      PROPRIETARY AND CONFIDENTIAL INFORMATION OF OURS

        We have, and plan to develop and acquire from time-to-time, certain confidential and proprietary information and trade secrets, including but not necessarily limited to, the following categories (the "Confidential Information"): (1) methods, techniques, specifications, standards, policies, procedures, information, concepts, systems, and knowledge of and experience in the development, operation and franchising of Plantation Stores; (2) marketing programs for Plantation Stores; (3) specifications for, and suppliers of, certain materials, equipment, furniture and fixtures for Plantation Stores; (4) methods, procedures and techniques for preparing, marketing and presenting the Products and Services; and (5) information regarding the Products and Services authorized to be offered from, or used at, Plantation Stores. In any dispute between you and us involving any question as to whether or not certain information is, in fact, confidential and/or proprietary to us, or any related issues, the burden of proof and the burden of going forward will be on you.

        We'll disclose, to you, during training, in the Manuals and in guidance and assistance furnished to you during the term of the Franchise, parts of the Confidential Information needed for the operation of a Plantation Store, and you may learn additional Confidential Information of ours during the term of the Franchise. You will not acquire any interest in the Confidential Information, other than the right to utilize it in the operation of a franchised Plantation Store at the Premises and pursuant to this Agreement.

        You acknowledge and agree that the Confidential Information is a valuable asset of ours, includes trade secrets of ours and will be disclosed to you solely on the condition that you will forever: (1) not use the Confidential Information in any way other than the operation of your Plantation Store under a Franchise Agreement in good standing with us; (2) maintain the absolute secrecy and confidentiality of the Confidential Information during and after the term of this Agreement; (3) not make unauthorized copies of any portion of the Confidential Information; and (4) adopt and implement all reasonable procedures prescribed by us from time-to-time to prevent unauthorized use or disclosure of, or access to, the Confidential Information. Specifically, you will not sell, rent or allow anyone to use any list of customers (such list being part of the Confidential Information and our property) other than in connection with the mailing of advertising materials approved by us for your Plantation Store. You agree that any unauthorized use or duplication of any part of the Confidential Information, including in any other business, would be an unfair method of competition with us and other Plantation Store Franchisees.

        So as to assist in the development of the Coffee Plantation System and for the mutual benefit of all Plantation operators, we'll have the perpetual right to use and to authorize our affiliates and/or other Plantation Stores to use, and you'll fully and promptly disclose to us, all ideas, concepts, methods,


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
techniques and otherwise relating to the development, marketing, operation and/or otherwise of a Plantation Store, or which would be usable therein, which are conceived or developed by you and/or your employees during the term of this Agreement, in each case without compensation or other obligation.

        You'll cause each of your employees, agents, principals and affiliates to execute and deliver to you an agreement containing substantially the same provisions as set forth in this Section, in a form or forms consented to by us. An original of each executed Confidentiality Agreement will be available for our inspection during business hours. You will, on our request, deliver to us copies of any Confidentiality Agreement.

YOUR INITIALS:  __________ / __________

10.     MARKETING

        10.1 MARKETING FUND. Our experience and business judgment is that a unified marketing program, on both a local and broader level, is an essential factor in the potential success of all Plantation Stores, to achieve top-of-mind awareness in potential customers, to build and retain goodwill associated with the Names and Marks thereby hopefully benefiting all Coffee Plantation operators, to create improved brand loyalty among new and future customers and to achieve a favorable retail position for all Plantation Stores. To maximize the possibility of obtaining these goals, you and we have agreed to a marketing program as follows:

        We've instituted an advertising, publicity and marketing fund (the "Marketing Fund") for such advertising, advertising-related, marketing and/or public relations programs, services and/or materials as we, in our sole and absolute discretion, may deem necessary or appropriate to promote Plantation Stores. The Marketing Fund may be combined with any marketing fund otherwise established for Plantation Stores and the funds merged for use in accordance with this Agreement. You will contribute to the Marketing Fund three percent (3%) of the Gross Sales of your Plantation Store (we may reduce or waive this amount on an individual or other basis in our sole and absolute discretion.) Marketing Fund Contributions will be calculated and paid at the same time, in the same manner, and for the same periods, as royalty payments. We will cause each Plantation Store owned by us or any affiliate to make contributions to the Marketing Fund based on the contribution rate generally in effect at the time such Plantation Store most recently came under our ownership. You understand that, due to differing forms of Franchise Agreements or otherwise, some Coffee Plantation Franchisees may have different Marketing Fund and/or other obligations than in this Agreement.

        We will have sole and absolute discretion over all matters relating to the Marketing Fund in any way, including (but not limited to) its management, all financial matters, expenditures, receipts and/or investments by the Marketing Fund, timing of expenditures, creative concepts, content, materials and endorsements for any marketing programs, together with the geographic, market, and media placement and allocation thereof. The Marketing Fund may be used, in our sole and absolute discretion, to (among other things) pay costs of new product development, menu boards and other signage, preparing, producing, distributing and using marketing, advertising and other materials and programs; administering national, regional and other marketing programs, purchasing media, employing advertising, public relations and other agencies and firms; and supporting public relations, market research and other advertising and marketing activities, as well as any expenses associated with any Franchisee Advisory Council(s), if those Councils, and such expenses, are approved by us in our sole and absolute discretion. A brief statement regarding the availability of information regarding the purchase of Coffee Plantation franchises may be included in advertising and other items produced and/or distributed using the Marketing Fund. Where approved by a majority of any Franchisee Advisory Council, the Marketing Fund may also be used for research, secret shoppers, store development testing and other purposes.

        We can, in our sole and absolute discretion, arrange for services, goods and otherwise, including (but not limited to) creative concepts, production, placement, purchase of media, legal, accounting and other services, to be provided to the Marketing Fund by us, any of the Franchisor-Related Persons/Entities and our and/or their employees or agents, including persons/entities who may be owned, operated, controlled by, and/or affiliated with, us (such as an "in-house advertising agency") or who may be independent. We may use the Marketing Fund to compensate and reimburse any of such persons/entities (including ourselves) as we deem appropriate in our sole and absolute discretion (including payment of commissions) and to compensate ourselves and/or others for administrative and other services, materials, etc. rendered to the Marketing Fund, provided that any compensation to us or any affiliate will not be unreasonable in amount. While we are not required to submit any proposed or other expenditures by (or any other matters relating to) the Marketing Fund for approval by any Franchisee Advisory Council, if Franchisor does submit any matters for approval and approval is granted by a majority of such Franchisee Advisory Council, such approval will be final and binding on you.

        You will participate in all marketing programs instituted by the Marketing Fund or us but will retain full freedom to set your own prices, except that we may, to the greatest degree permitted by applicable law, specify maximum prices above which you will not sell or otherwise provide any goods or services and you will comply with all such maximum prices. The Marketing Fund will, as available, furnish you with marketing, advertising and promotional formats and sample materials and may charge the direct cost of producing them plus shipping and handling. We may, in our sole and absolute discretion, use the Marketing Fund to pay the costs of advertising, advertising-related, marketing and/or public relations programs, services and/or materials with respect to locations, programs or concepts where Products and/or Services offered under the Name and/or Marks are to be offered in conjunction with products and/or services offered under other marks, including (but not limited to) any co-branding, dual franchising or other programs, and any other franchised or non-franchised alternative channel of distribution, whether controlled by us or not.

        The Marketing Fund will be accounted for separately from our other funds (but may be commingled with our other funds) and will not be used to defray any of our general operating expenses, except for such salaries, administrative costs, overhead and other expenses as we may reasonably incur in activities related to the Marketing Fund and its programs (including, without limitation, conducting market research, preparing advertising and marketing materials, insurance, legal costs and collecting and accounting for the Marketing Fund.) In any event, we may charge the Marketing Fund for attorney's fees and other costs related in any way to our defense of any claims against us and/or any of the Franchisor-Related Persons/Entities regarding the Marketing Fund or with respect to collecting amounts due and/or expenditures by or from the Marketing Fund. We may, in our sole and absolute discretion, spend in any fiscal year an amount greater or less than the aggregate contributions to the Marketing Fund in that year and the Marketing Fund may borrow from us or other lenders to cover deficits of the Marketing Fund or cause the Marketing Fund to invest any surplus for future use by the Marketing Fund. You authorize us to collect for remission to the Marketing Fund any advertising or promotional monies or credits offered by any supplier based upon purchases by you or otherwise. In any event, and notwithstanding any designation by you, any provisions of this Agreement to the contrary or otherwise, your Marketing Fund contributions may be applied, in our sole and absolute discretion, to any obligations of you to us or any affiliate, including (but not limited to) royalties, marketing contributions, purchases, interest, rent or otherwise. All interest earned on monies contributed to, or held in, the

Marketing Fund may be retained in our General Account and/or applied and/or expended by us as we determine in our sole and absolute discretion and is not subject to the restrictions of this Agreement. A statement of monies collected and costs incurred by the Marketing Fund will be prepared annually by us and be furnished to you upon written request. We may (but are not required to) have financial statements of the Marketing Fund audited and any costs in connection therewith will be paid by the Marketing Fund. We will have the right to cause the Marketing Fund to be incorporated or operated through an entity separate from us as we deem appropriate in our sole and absolute discretion, and such successor entity will have all rights and duties of ours relating to the Marketing Fund.

        Franchisor may (but is not required to) remit a portion of Marketing Fund contributions back to a franchisee on such terms and conditions as Franchisor determines in Franchisor's sole and absolute discretion, including (but not limited to) reimbursement of local advertising expenditures made by a Franchisee and Franchisor may waive and/or compromise claims for contributions to, and/or claims against or with respect to, the Marketing Fund in Franchisor's sole and absolute discretion, using the Marketing Fund to pay any such claims. We will have sole and absolute discretion as to whether or not Franchisor takes legal or other action against any franchisee who is in default of his or her obligations with respect to the Marketing Fund (including obligations to make contributions) or otherwise and whether a franchisee may be allowed to make direct advertising expenditures in place of contributions to the Marketing Fund.

        We have no obligation to ensure that expenditures by the Marketing Fund in or affecting any geographic area or Plantation Store are or will be proportionate or equivalent to the contributions to the Marketing Fund by Plantation Stores operating in that geographic area or that any Plantation Store will benefit directly or in proportion to its contribution to the Marketing Fund or from the development of advertising and marketing materials and/or programs, the placement of advertising or otherwise. We will have no obligation to cause other Plantation Stores, licensees or outlets (some of which may be under different arrangements) to contribute to the Marketing Fund, any cooperative or engage in local marketing. You agree that we (and each of the Franchisor-Related Persons/Entities) will not have any direct or indirect liability or obligation to you, the Marketing Fund or otherwise with respect to the management, maintenance, direction, administration or otherwise of the Marketing Fund. You agree that neither we (nor any of the Franchisor-Related Persons/Entities) will be liable for any act or omission, whether with respect to the Marketing Fund or otherwise which is consistent with this Agreement or other information provided to you, or which is done in subjective good faith. You and we, each having a mutual interest in, and agreeing on the critical practical business importance of, your and our relationship being governed solely by written instruments signed by the parties to be bound (and not having either of us subject to the uncertainty and ambiguity inherent in the application of legal or other concepts not expressly agreed to in writing by you and us), agree that your and our rights and obligations with respect to the Marketing Fund and all related matters are governed solely by the express terms of this Agreement and that this Agreement (and the parties' relationship and all rights and obligations with respect to the Marketing Fund) are not in the nature of a "trust," "fiduciary relationship" or similar special arrangement and is only an ordinary commercial relationship between independent businesspersons for their independent economic benefit. We may maintain Marketing Fund assets in one or more accounts designated as "trust accounts" (or similarly designated), for purposes of protecting such assets from claims of third-party creditors or otherwise, but such designation and/or treatment will not operate to create any "trust," "fiduciary relationship" or similar special arrangement as to the Marketing Fund, its assets or otherwise.

YOUR INITIALS:  __________ / __________

        10.2 MARKETING BY YOU. You shall submit for prior approval by us, any and all advertising and promotional materials prepared by you for your Plantation Store and you shall not use any disapproved or unapproved advertising or promotional materials. You shall comply with any advertising requirements contained in any lease or sublease for the premises of your Plantation Store. All advertising and promotional materials including any computerized media or electronic media used by you must be completely factual, comply with all applicable laws and conform to the highest standards of ethical advertising and policies prescribed from time to time by us.

        You shall list and advertise your Plantation Store in the principal classified telephone directory distributed within its primary trading area, in such business classifications as we prescribe from time to time, utilizing our standard classified telephone directory advertisement at your sole expense. When more than one Plantation Store serves a metropolitan area, we may require all such Plantation Stores to be listed in the classified directory advertisement and you shall pay an equal share of the cost thereof.


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
YOUR INITIALS:  __________ / __________

11.     STORE RECORDS AND REPORTING.

        11.1 BOOKKEEPING, ACCOUNTING AND RECORDS, CASH REGISTER, COMPUTER AND OTHER SYSTEMS. You'll establish and maintain at your own expense a bookkeeping, accounting, recordkeeping and records retention system conforming to requirements prescribed by us from time-to-time (including, without limitation, requirements for timely entering of information into data bases of a computer program designated by us and periodic printouts of reports generated by such computer program).

        Each transaction related to your Plantation Store will be processed on a computer system as prescribed by us. You will use (and only use) the cash register, computer and other systems (including hardware and software) as designated by us from time-to-time in our sole and absolute discretion. We may, from time-to-time in our sole and absolute discretion, designate different cash register, computer and other systems for use in your Plantation Store and may modify such systems, each of which you'll promptly and fully comply with at your sole expense.

        As directed by us, you will participate in our electronic reporting system covering sales and other items, with direct interconnection to (and full, on-line access by) our computer hardware and software systems. You will continuously use, maintain and update electronic cash register, computer and other systems (including point-of-sale systems) and software programs which meet such specifications as we designate, from time-to-time and in our sole and absolute discretion, and which, in some cases, may include components only available from us, our affiliates and/or suppliers approved by us. You will maintain your cash register, computer and all other systems on-line to provide full access for computer systems used by us and you will promptly update and otherwise change your electronic cash register, computer hardware and software systems as we require from time-to-time in our sole and absolute discretion, at your sole expense. We reserve the right to have full access to such electronic cash register, computer and other systems and the sales information and data contained therein and to retrieve, analyze, download, and use the software and all data contained therein (as well as any other information reported to us) at any time and as we determine in our sole and absolute discretion. You will promptly and fully pay all amounts charged by any supplier or licensor (which may be us and/or an affiliate) of the systems and programs used by you, including charges for use, maintenance, support and/or update of these systems or programs.

        We may require you to obtain specified computer hardware and/or software, including, without limitation, a license to use proprietary software developed by us or others and you agree to do so. Modification of specifications for the components of the cash register, computer and other systems may require you to incur costs to purchase, lease and/or license new or modified computer hardware and/or software and to obtain service and support for the cash register, computer and other systems during the term of this Agreement. We cannot estimate the future costs of the cash register, computer and other systems (or additions, modifications, maintenance or support) and your related costs may not be fully amortizable over the remaining term of this Agreement. You agree to pay all costs in connection with obtaining/maintaining/upgrading, etc. the computer hardware and software comprising the cash register, computer and other systems (and additions, modifications, maintenance or support). Within sixty (60) days after you receive notice from us, you will obtain, install and thereafter use the components of the cash register, computer and other systems that we designate from time-to-time. We have the right to charge a reasonable fee for the license, modification, maintenance or support of proprietary software that we may license to you and other goods and services that we or any affiliates furnish to you related to the cash register, computer and other systems.

YOUR INITIALS:  __________ / __________

        11.2 REPORTS, FINANCIAL STATEMENTS AND TAX RETURNS. You will provide to us the such information regarding the operation of your Plantation Store as we specify from time-to-time and in the manner we designate, which may be either through computer software that we specify, or faxed or mailed copies of reports or documents, as designated by us, including through full, direct, on-line access to your cash register, computer and other systems.

        Our current information requirements (which we may expand or otherwise change from time-to-time in our sole and absolute discretion) are as follows, including receipt by us by the deadlines specified:

               (1) within 24 hours of the end of each fiscal week a report of Gross Sales by hard copy, electronically or otherwise as we designate;

               (2) within seven (7) days after the close of each fiscal four-week period (or otherwise as we require from time-to-time in our sole and absolute discretion) forwarding (by hard copy, electronically or otherwise as we designate) to us of "z" tapes and/or other information from your cash register, together with a statement reconciling reports of Gross Sales and all amounts owed to us, including (but not limited to) royalties, marketing fund contributions and percentage rent;

               (3) a report, as of the end of each fiscal four-week period (or otherwise as we require from time-to-time in our sole and absolute discretion), of Gross Sales, net sales, product costs, labor costs, inventory activity and copies of the recap for the preceding fiscal four-week period by hard copy, electronically or otherwise as we designate, together with copies of such other information and supporting records as we designate. Such reports will be maintained on the Premises for our inspection at any time but we may require you to regularly submit such reports, no later than 10 days after the close of each fiscal four-week period (or otherwise as we require from time-to-time in our sole and absolute discretion);

               (4) within twenty (20) days after the end of each twelve (12) or sixteen (16) fiscal week period as determined by us, a period profit and loss statement and a balance sheet for your Plantation Store, prepared, verified and signed by you;

               (5) within forty-five (45) days after the end of each fiscal year of your Plantation Store, an unaudited fiscal year-end balance sheet, income statement reflecting all year-end adjustments and statement of changes in financial position, in each case for your Plantation Store, prepared in accordance with generally accepted accounting principles consistently applied, and verified and signed by you;

               (6) within sixty (60) days after such returns are filed, exact copies of your Plantation Store's state sales tax returns and those portions of your tax returns relating to your Plantation Store; and

               (7) on request by us, such other data, information and supporting records for such periods as we from time-to-time require. Each report and financial statement submitted by you' to us will be verified as correct and signed by you personally if a sole proprietorship, by a partner if a partnership, or by an executive officer if a corporation. We reserve the right to require you, at your own expense, to have audited financial statements prepared by a certified public accountant on an annual basis and presented to us with such account's report.

               You'll maintain and to furnish to us, on request, for the term of this Agreement and any successor franchises, plus 3 years, complete copies of
(a) all records of or relating to your Plantation Store and (b) all income, sales and other tax returns filed by you reflecting activities of your Plantation Store, you


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
hereby waiving any privileges with regard to any records and/or tax returns.

YOUR INITIALS:  __________ / __________

12.     NAMES AND MARKS AND TRADE DRESS

        12.1 OWNERSHIP OF NAMES AND MARKS AND TRADE DRESS. Your right to use the Names and Marks and Trade Dress is derived solely from this Agreement and is limited to the operation of your Plantation Store in compliance with this Agreement (and the Manuals) at the location and premises authorized hereunder, and by all applicable standards, specifications and operating procedures prescribed by us, in our sole and absolute discretion, from time to time during the term of this Franchise. You agree that all usage of the Names and Marks and Trade Dress, including usage on computerized or electronic media (including but not limited to the World Wide Web, the Internet, Telnet, newsgroups, bulletin boards, FTP, e-mail and the like) by you, and any goodwill established thereby, belongs to, and shall inure to the exclusive benefit of, us. You further agree that after the termination or expiration of the Franchise you will not directly or indirectly at any time or in any manner identify you, any owner or other business as a Plantation Store, a former Plantation Store or as a franchisee of or otherwise associated with us, or use in any manner or for any purpose any of the Names and Marks or Trade Dress, or other indicia of a Plantation Store.

        12.2 LIMITATIONS ON YOUR USE OF NAMES AND MARKS AND TRADE DRESS. You agree to use the Names and Marks and Trade Dress as the sole service mark and trade name identification of your Plantation Store. You shall display a notice in such form as we may prescribe that you are an independent owner of your Plantation Store pursuant to this Agreement. You shall not use any of the Names and Marks as part of any corporate name or with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos licensed to you hereunder), or in any modified form, nor may you use any Names and Marks and Trade Dress in connection with the sale of any unauthorized product or service or in any other manner including via computerized media and electronic media not explicitly authorized in writing by us. All bank accounts, licenses, permits or other similar documents shall contain the actual name of the person or entity owning your Plantation Store and may contain "d/b/a Coffee Plantation." You shall obtain any fictitious name, assumed name or "doing business" registration as may be required by law.

        12.3 NOTIFICATION OF INFRINGEMENTS AND CLAIMS. You shall immediately notify us of any apparent infringement of or


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
challenge to your use of any of the Names and Marks and/or Trade Dress or claim by any person of any rights in any of the Names and Marks and/or Trade Dress and you shall not communicate with any person other than us and our respective counsel in connection with any such infringement, challenge or claim. We shall have sole and absolute discretion to take such action as we and they deem appropriate and the right to exclusively control any litigation or Patent and Trademark Office or other administrative proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Names and Marks and/or Trade Dress. You agree to execute any and all instruments and documents, render such assistance, and do such acts and things as may, in the opinion of us or our counsel be necessary or advisable to protect and maintain our interests in any litigation or Patent and Trademark office or other proceeding or to otherwise protect and maintain our interests in any of the Names and Marks and Trade Dress.

        12.4 DISCONTINUANCE OF USE OF NAMES AND MARKS AND TRADE DRESS. If it becomes advisable at any time, in our sole and absolute discretion, for you to modify or discontinue the use of any of the Names and Marks and/or Trade Dress or use one or more additional or substitute name(s), trademarks, service marks or trade dress, you will promptly comply (at your sole expense) with our directions to modify or otherwise discontinue the use of such Names and Marks and/or Trade Dress, or use one or more additional or substitute names, trademarks, service marks and/or trade dress, including (but not limited to) replacement of all signage, etc. Neither we nor any of the Franchisor-Related Persons/Entities will have any liability or obligation (whether of defense, indemnity, expense reimbursement or otherwise) to you, and you agree to make no claim, for, or in connection with, any modification, discontinuance or otherwise, and/or any dispute regarding the Names and Marks and/or Trade Dress and/or your and/or our rights in or to them. We make no guaranty that a modification, discontinuance or otherwise may not be required, whether as a result of expiration, termination or limitation of our rights to the Names and Marks and/or Trade Dress or otherwise.

        You understand that there is always a possibility that there might be one or more businesses, similar to the business covered by the Franchise, operating in or near the area(s) where you may do business or otherwise, using a name, marks and/or trade dress similar to ours and with superior rights to such name and/or marks as a result of prior use or otherwise. We strongly urge you to research this possibility, using telephone directories, local filings and other means, prior to your signing this Agreement, any other documents, expending or paying any sums or making any commitments and you understand that if you fail to do


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
so, you are at risk.

YOUR INITIALS:  __________ / __________

13.     INITIAL FRANCHISE FEE

        13.1 INITIAL FRANCHISE FEE, NON-REFUNDABLE. Your initial franchisee fee, which will be paid to us on signing this Agreement, is Twenty Five Thousand Dollars ($25,000.) The initial franchise fee is fully earned by us on signing of this Agreement and is entirely nonrefundable (as are all amounts paid to us and/or any affiliate) except for possible partial or other refund (in each case at our sole option) as expressly provided in other Sections of this Agreement. You understand that the initial franchise fee may not be same for all franchisees and may take into account factors such as size of territory, previous business relationship with us or otherwise.

YOUR INITIALS:  __________ / __________

        13.2 RELEASES. The execution of this Agreement will constitute, and you (and each affiliate of yours, together with each owner of you, if you are a business entity, and/or any affiliate of yours) will, as a condition to the granting of this and/or any future or other Franchise, execute, in a form prescribed by us, a general release, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities, excepting only (where so required by applicable law) those claims solely related to the offer and sale of the new Franchise, you agreeing that it would be inappropriate from a business standpoint to enter into further franchise relationships with us while there might be a possibility of claims based on a prior relationship. For example, if you own Franchises Nos. 1 and 2 and are being awarded Franchise No. 3, the release by you would cover all matters other than (where so required by applicable law) those solely related to the offer and sale of Franchise No. 3. We can make no assurance as to whether additional or future franchises may be granted to you or the prices, terms or conditions relating thereto. If we should, through inadvertence or otherwise, fail to require such separate release at any time, the execution of this Agreement, and each Franchise Agreement after this one, will be regarded as the equivalent of the granting of such releases. A copy of the release language currently required by us (which we may modify in the future, in our sole and absolute discretion) is attached as Exhibit 13.2


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
YOUR INITIALS:  __________ / __________

        13.3 UPDATING OF AGREEMENTS. In addition, and in the interests of consistency, efficiency of administration, improved ability to meet competitive challenges and ongoing improvement of the Coffee Plantation(R) System (among other things), on award of this or any other and/or subsequent Coffee Plantation or other franchise to you (and/or any affiliate) by us (and/or any affiliate), and/or as a condition to any transfer (as defined below) or relocation by you (and/or any affiliate) and/or the award of any successor franchise to you (and/or any affiliate), we may require that any or all existing franchise agreement(s) with you (and/or any affiliate) be cancelled and the then-current form of Coffee Plantation(R) Franchise Agreement(s) be executed (using the then-current royalties, marketing fund contributions and other provisions) with respect to each Plantation Store owned and/or operated by you (and/or any affiliate), with appropriate modifications to reflect the facts that, for such pre-existing units only: (a) no initial franchise fee will be charged and (b) the expiration date of the initial term, and the duration of any successor franchise, will not be changed with respect to such pre-existing units as a result of your signing such new agreement(s). (For example, if your Franchise Agreement for a pre-existing unit had an expiration date of January 1, 2005, with a successor franchise expiring January 1, 2015, the expiration date of the new Franchise Agreement for that pre-existing unit would be January 1, 2005, with a successor franchise expiring January 1, 2015.)

YOUR INITIALS:  __________ / __________

14.     ROYALTY

        14.1 ROYALTY - PERCENTAGE. Every fiscal week (or otherwise as we require from time-to-time in our sole and absolute discretion), you'll pay us six percent (6%) of the Gross Sales received or earned during the preceding fiscal week or other period (weeks currently run from Sunday through Saturday, but we can change this in our sole and absolute discretion.)

        Royalties are to be received by us electronically or otherwise on the 5th day after each week for the preceding week (or otherwise as we require from time-to-time in our sole and absolute discretion), subject to prior payment by means of electronic funds transfer or otherwise as provided in this Agreement.

YOUR INITIALS:  __________ / __________

        14.2 DEFINITION OF "GROSS SALES". As used in this Agreement, the term "Gross Sales" shall mean and include all revenues, whether cash or credit and whether or not such sales are made at or from the premises of your Plantation Store or any other location, including, if approved by us via computerized or electronic media, (but excluding sales tax collected and paid when due to the appropriate taxing authority and actual customer refunds, adjustments and credits) which are, or could be, received or earned (1) by or with respect to your Plantation Store, (and/or at or from the Premises) (2) by you (or on/for your behalf or benefit) and which relate to the type of products, services or any other items which are or could be provided, sold, rented or otherwise distributed at, through or in association with a Plantation Store and/or (3) by you (or on your behalf or for your benefit) with respect to products and services which are, or could be, provided, sold, or otherwise distributed in association with any use of the Names and Marks, the Trade Dress, the Plantation System, or any related techniques, systems, procedures, or know-how or the operation of any Similar Business. All transactions will be recorded at full list retail selling price and without discount. You'll not divert any business or take any other actions (or fail to take any actions) which would have the effect of reducing the Gross Sales with respect to which royalties are payable and you will use your best efforts to maximize Gross Sales. All sales and/or billings, whether collected or not, will be included in Gross Sales, with no deduction for credit card or other charges.

YOUR INITIALS:  __________ / __________

        14.3 PAYMENT OF ROYALTY AND MARKETING FUND CONTRIBUTION, ELECTRONIC FUNDS TRANSFER. You must participate in our then-current electronic funds transfer program authorizing us to utilize a pre-authorized bank draft system on a weekly basis (or otherwise as we specify from time-to-time in our sole and absolute discretion.) All royalties, Marketing Fund Contributions and other amounts due us (or any affiliate) for each period must be received by us (and such affiliate) or credited to our (or our affiliate's) account by pre-authorized bank debit before 5:00 p.m. on the 5th day after each week or other point in time specified by us. We may, from time-to-time, specify periodic amounts for regular electronic or other transfer to our (or our affiliate's) account, based on past reports of sales by you and reasonable expectations of royalties, Marketing Contributions and other amounts to become due from you. You will participate in our then-current electronic reporting and collection system covering sales and other items.

YOUR INITIALS:  __________ / __________

        14.4 INTEREST AND LATE FEES ON LATE PAYMENTS AND/OR REPORTS. All amounts you may owe us and/or our affiliates will bear interest at the highest applicable legal rate for open account business credit, but not to exceed one and one-half percent (1.5%) per month. You'll pay a late fee of Three Hundred Dollars ($300.00), plus $50.00 per day, for each report and/or each payment received by us after its due date. You agree to pay a dishonored check fee of Two Hundred Dollars ($200.00), for each dishonored check tendered by you. Notwithstanding any provision in this Agreement to the contrary, in no event will any amounts be charged as late fees or otherwise which exceed or violate any applicable legal restrictions. Each of the foregoing amounts will be subject to adjustment for inflation, as set forth in this Agreement.

        14.5 APPLICATION OF PAYMENTS, SET-OFFS ETC. Except for payments appropriately designated by you as payable to the Marketing Fund, we (and/or any affiliate) can apply any payments received from you, whether designated as payable to us or otherwise, to any past due or other indebtedness of yours (or any affiliate of yours) for royalties, marketing contributions, purchases, interest or otherwise as we choose in our sole and absolute discretion. We (and/or any affiliate) can set off, from any amounts that may be owed to you (or any affiliate of yours), any amount that you owe to us (and/or any affiliate) or with respect to any marketing contribution. We can retain any amounts we have received for your account (whether rebates or other funds and whether paid by or due from suppliers or otherwise), as a credit and payment against any amounts that you (or any affiliate of yours) owe or will owe to us (or any affiliate) or with respect to any marketing contribution, without notice and at any time.

YOUR INITIALS:  __________ / __________

        14.6 INFLATION ADJUSTMENTS. Where so designated in this Agreement with respect to certain amounts, such amounts will be adjusted as of July 1 of each year, the first adjustment to be made as of the July 1 after the date of this Agreement, (the first "adjustment date") in proportion to the changes in the Consumer Price Index (U.S. Average, all items) maintained by the

U.S. Department of Labor (or such equivalent index as may be adopted in the future) between March 30 of the preceding year and March 30 of the year in which the adjustment is to be made. We will notify you of the percentage adjustment between March 30 and July 1 of each year.

YOUR INITIALS:  __________ / __________

15.     IN-PERSON REVIEW, VISITATIONS AND AUDITS

        15.1 IN-PERSON REVIEW. When and if requested by us, you and your director of operations/manager will, at your expense, meet with our representatives at our then-current headquarters or other location designated by us, for the purpose of discussing and reviewing your Plantation Store's operations, status, financial performance and other matters.

YOUR INITIALS:  __________ / __________

        15.2 OUR VISITATIONS, ETC. We and/or our agents will have the right, at any time during business hours, and without prior notice to you, to: (1) inspect the Premises, the Designated Equipment and other equipment, furniture, fixtures, signs, operating materials and supplies; (2) observe, photograph and video tape (or otherwise record) the operations of your Plantation Store for such periods as we deem necessary in our sole and absolute discretion; (3) remove samples of any items for testing and analysis; (4) interview personnel of your Plantation Store; (5) interview customers and employees of your Plantation Store; (6) inspect, and/or conduct, supervise or observe a physical count of, the inventory and assets of your Plantation Store; and (7) inspect and copy any books, records, documents or otherwise relating to your Plantation Store. You'll cooperate fully with us in connection with such matters. You'll present to your customers such evaluation forms as are periodically prescribed by us and will participate and/or request your customers to participate in any surveys performed by or on behalf of us.

        We have the right to have confidential and undisclosed "shoppers" and/or other individuals visit your Plantation Store and you will reimburse us for the reasonable fees and costs incurred in connection with those activities and we will share their reports with you.

YOUR INITIALS:  __________ / __________


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
        15.3 AUDIT AND INSPECTION. We (and/or our designees, including any landlord or its agent pursuant to the lease or sublease for the premises for your Plantation Store) will have the right at any time during business hours, and without prior notice to you, to inspect and/or audit the properties, assets, premises, business records, bookkeeping and accounting records, sales and income tax records and returns (you waiving all privileges with respect thereto), cash register tapes, invoices, payroll records, check stubs and bank deposit receipts, computer files and other records of, and/or relating in any way to, your Plantation Store and the books and records of any person(s), corporation or partnership which holds, or does business with, the Franchise. You'll fully cooperate with our representatives and independent accountants/attorneys hired by us to conduct any such inspection or audit. Our right to audit includes the right to access all cash registers, computers and other equipment by electronic means. In the event any inspection or audit discloses an understatement of Gross Sales, you will pay to us, within five (5) days after receipt of the inspection or audit report, the royalties and marketing contributions due on the amount of such understatement, plus interest (at the rate and on the terms provided herein) from the date originally due until the date of payment. If any inspection or audit is made necessary by your failure to furnish reports, supporting records, other information or financial statements, or to furnish reports, records, information or financial statements on a timely basis, or if an understatement of Gross Sales for any period is determined by any audit or inspection to be greater than two percent (2%), you will reimburse us for the cost of the inspection or audit, including, without limitation, the charges of any independent accountants, and the travel expenses, room and board and applicable per diem charges for our and their employees. Should any audit reveal an intentional understatement of Gross Sales for any period in any amount, or an understatement (whether intentional or not) of Gross Sales for any period to be greater than five percent (5%), or any other violation of this Agreement, we may terminate all of your rights, and our obligations, hereunder, in addition to exercising any other remedies we may have. These remedies are in addition to all other remedies and rights of ours hereunder or under applicable law, including termination.

YOUR INITIALS:  __________ / __________


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
16.     TERMINATION OF THE FRANCHISE.

        16.1 DEFAULTS WITH NO RIGHT TO CURE. Your rights and our obligations under this Agreement will automatically terminate on delivery [or, in any event, on three (3) calendar days after mailing] of notice of termination to you (without further action by us and without opportunity to cure) if: (1) you or any of your owners fail, in the time provided in, or otherwise in accordance with, this Agreement to: (a) locate a site accepted by us; (b) obtain lawful possession of the Premises; or (c) develop and open your Plantation Store; (2) you or any of your owners abandons or fails to operate your Plantation Store for more than seven (7) calendar days in accordance with our then-current standards and specifications or the lease or sublease for the premises, or surrenders or transfers control without our prior written approval; (3) you or any of your owners has made any material misrepresentation or omission in your application for the Franchise, including (but not limited to) failure to disclose any prior litigation or criminal convictions (other than minor traffic offenses); (4) you or any of your owners is judged bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, is unable to pay his or her debts as they become due, or a petition under any bankruptcy law is filed against you or any of your owners or a receiver or other custodian is appointed for a substantial part of the assets of your Plantation Store; (5) you or any of your owners is convicted by a trial court of or pleads no contest to a felony, or to any crime or offense that may adversely affect the reputation of the Franchisee or any owner or your Plantation Store or the goodwill associated with the Names and Marks or engages in any misconduct which unfavorably affects the reputation of the Franchisee or any owner or your Plantation Store, us or the goodwill associated with the Names and Marks (including, but not limited to, health or safety hazards, drug or alcohol problems, or allowing unlawful activities or unauthorized or illegal items to be used or distributed at the Premises or in connection with the Franchise); (6) you or any of the Franchisee's owners makes an unauthorized "transfer" (as defined in this Agreement); (7) you or any of the Franchisee's owners makes any unauthorized use or disclosure of or duplicates any copy of any Confidential Information, makes any unauthorized use of the Marks, or uses, duplicates, or discloses any portion of the Manuals or you and/or any other person/entity violates any restriction on ownership, operation, etc., of a Similar Business; (8) you or any of the Franchisee's owners loses the right to possession of the Premises and does not relocate your Plantation Store to other premises in accordance with this Agreement; (9) you make any misrepresentation to us or any affiliate, including any misrepresentation of Gross Sales or any amounts due us or any affiliate; (10) you (and/or any owner and/or affiliate of yours) file any legal action (including arbitration, but not including mediation) against us and/or any of the Franchisor-Related Persons/Entities and do not receive a final judgment or award substantially in your favor on the merits; (11) you have failed to retain (or otherwise fail to produce on request) any records required to be maintained by our record retention policy or otherwise are required for us to confirm your compliance with the provisions of this (or any other) agreement; or (12) you sell or have present in your Plantation Store for sale or otherwise any coffee not purchased from us or our affiliate.

YOUR INITIALS:  __________ / __________

        16.2 DEFAULTS WITH RIGHT TO CURE. Your rights and our obligations under this Agreement will automatically terminate on our mailing of notice of termination to you (without further action by us and without further opportunity to cure beyond that set forth in this section), if you, any of the Franchisee's owners or any affiliate of any of the foregoing:

                (1) fail to report accurately the Gross Sales of your Plantation Store (or fail to submit, in fully accurate and complete form and when required, any other report due under this Agreement, any lease/sublease or otherwise) or fail to make payments of any amounts due us, any affiliate and/or any supplier/creditor of yours and do not correct such failure within ten (10) calendar days after written notice is mailed to you;

                (2) cause or permit to exist any default under the lease or sublease for the Premises and fail to cure such default within the applicable cure period set forth in the lease or sublease; fail to remain current in your obligations to taxing authorities, landlords, equipment lessors, suppliers or others; or fail to comply with any other provision of this Agreement (or any other agreement with us and/or any affiliate of ours) or any specification, standard or operating procedure or rule prescribed by us not providing for a shorter notice period; and, in any such case, do not: (a) correct such failure within thirty (30) calendar days after written notice of such failure to comply is mailed to you; or (b) if such failure cannot reasonably be corrected within such thirty (30) day period, undertake within thirty (30) calendar days after such written notice is mailed to you, and diligently continue until completion, efforts to bring your Plantation Store into full compliance and furnish, at our request, proof acceptable to us of such efforts and the date full compliance will be achieved; provided that, in any event, such defaults must be fully cured within ninety (90) calendar days after such written notice is mailed to you

YOUR INITIALS:  __________ / __________

        16.3 REPEATED DEFAULTS. Your rights and our obligations under this Agreement will terminate immediately upon notice to you and without opportunity to cure, if you or any affiliate fails on two (2) or more separate occasions within any period of twelve (12) consecutive months, or on three (3) or more separate occasions within any period of twenty-four (24) consecutive months, to comply with any provisions (whether the same or different) of this Agreement (and/or any other agreement with us and/or any of our affiliates) and/or the Manuals, whether or not such failures to comply are timely corrected.

YOUR INITIALS:  __________ / __________

        16.4 CROSS-DEFAULTS, NON-EXCLUSIVE REMEDIES, ETC. Any default by you (or any person/company affiliated with you) under this Agreement may be regarded as a default under any other agreement (including, but not limited to, any lease and/or sublease) between us (or any affiliate of ours) and you (or any affiliate of yours) and any default by you (or any person/company affiliated with you) under any other agreement (including, but not limited to, any lease and/or sublease) between us (or any affiliate of ours) and you (or any person/company affiliated with you) may be regarded as a default under this Agreement, in each case with us (and any affiliate of ours) to have all remedies allowed at law, including termination of your rights (and/or those of any person/company affiliated with you) and our (and/or our affiliates') obligations. No right or remedy which we may have (including termination) is exclusive of any other right or remedy provided under law or equity and we may pursue any rights and/or remedies available.

YOUR INITIALS:  __________ / __________

        16.5 NO EQUITY ON TERMINATION, ETC. Your ownership of the Franchise is controlled by the provisions of this Agreement and you will have no equity or other continuing interest in the Franchise, any goodwill associated with it or otherwise, or any right to compensation, return of amounts paid or otherwise, at the expiration and/or termination of the term of the Franchise.

        16.6 EXTENDED CURE PERIOD. Notwithstanding anything contained herein to the contrary, where we have the right to

[ARTICLE] 5
[LEGEND]
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE COFFEE PEOPLE, INC. ANNUAL FORM 10-K AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
[/LEGEND]
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   YEAR
[FISCAL-YEAR-END]                          JUN-27-1998
[PERIOD-START]                             JUN-29-1997
[PERIOD-END]                               JUN-27-1998
<EXCHANGE RATE>                                      1
[CASH]                                           2,822
[SECURITIES]                                         0
[RECEIVABLES]                                    4,418
[ALLOWANCES]                                     1,156
[INVENTORY]                                      4,052
[CURRENT-ASSETS]                                13,470
[PP&E]                                          15,637
[DEPRECIATION]                                   2,926
[TOTAL-ASSETS]                                  55,695
[CURRENT-LIABILITIES]                            8,193
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                        44,630
[OTHER-SE]                                       (338)
[TOTAL-LIABILITY-AND-EQUITY]                    55,695
[SALES]                                         29,016
[TOTAL-REVENUES]                                35,051
[CGS]                                           19,296
[TOTAL-COSTS]                                   19,296
[OTHER-EXPENSES]                                14,558
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                  46
[INCOME-PRETAX]                                  1,466
[INCOME-TAX]                                       728
[INCOME-CONTINUING]                                738
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                       738
[EPS-PRIMARY]                                      .09
[EPS-DILUTED]                                      .09

terminate this Agreement, we shall have the right, to be exercised in our sole and absolute discretion, to grant to you, in lieu of immediate termination of this Agreement, an extended period of time to cure the breach which gave rise to our right to terminate, but in no event shall such extended cure period be less than thirty (30) days, nor more than six (6) months, from the last day of the cure period otherwise applicable to such breach. You acknowledge that our election to grant such an extended cure period shall not operate as a waiver of any of our rights hereunder and that, in consideration for and at the time of such an extension, you and each owner and/or affiliate of yours will execute a general release of all claims, known or unknown, by or on behalf of you and/or any owner and/or any affiliate of yours against us and/or any or all of the Franchisor-Related Persons/Entities and if you fail to execute such a release, the grant of such an extension will, in itself, constitute such a release.

YOUR INITIALS:  __________ / __________

        16.7 MANAGEMENT OF THE STORE AFTER ISSUANCE OF NOTICE OF DEFAULT. If we issue a notice of default, we will have the right, in addition to our other rights and remedies, (but no obligation) to appoint a manager to operate your Plantation Store until you have cured all defaults. In addition to all other amounts due us and/or any affiliate and/or supplier, you will pay all costs in connection therewith, including salary, normal corporate benefits, travel, meals, lodging and incidental expenses during such management period. All funds from the operation of the Plantation Store during the period of management by us will be kept in a separate fund and all expenses of the Plantation Store, including compensation, other costs and travel and living expenses of our appointed manager, shall be charged to you and may be paid out of such fund. Operation of the Plantation Store during any such period shall be for and on behalf of you; provided that we shall only have a duty to utilize reasonable efforts in the operation of the Plantation Store and shall, in any case, not be liable to you for any debts, losses or obligations incurred by the Plantation Store, or to any creditor of yours for any items purchased by the Plantation Store during any period in which it is managed by us. In the event that the fund maintained by us is insufficient to pay the expenses of the Plantation Store in a reasonable business-like manner, we shall so notify you and you shall, within five (5) business days, deposit in the fund such amounts as shall be required by us to attain a reasonable balance in the fund. The provisions of this Paragraph shall not restrict our right to terminate this Agreement as herein provided or affect any of our indemnity or other rights.

YOUR INITIALS:  __________ / __________

        16.8 OUR RIGHT TO DISCONTINUE PROVIDING PRODUCTS TO YOU AFTER ISSUANCE OF NOTICE OF DEFAULT. if we issue a notice of default, and/or you fail to adhere to our standard credit terms, or those of our affiliates, with respect to payment for any goods and/or services, we and/or our affiliates may (1) require you to pay C.O.D. (i.e., cash on delivery) by certified check until such time as you correct all such problems or (2) cease providing items to you, in addition to any other remedies we may have.

YOUR INITIALS:  __________ / __________

        16.9 OUR RIGHT TO TERMINATE THE FRANCHISE AND RETURN THE INITIAL FRANCHISE FEE. At any time, and in our sole and absolute discretion, we may elect to terminate all of your rights, and all of our obligations, under this Agreement, any lease/sublease and/or otherwise and return to you the initial franchise fee (or portion thereof) actually paid by you (without interest). In such a case, you will perform thereafter each of your obligations under this Agreement, any lease/sublease and/or otherwise with respect to termination (including all post-term obligations of yours) wherever contained in this Agreement, any lease/sublease and/or otherwise, including but not limited to de-identification of your Plantation Store, and promptly deliver to us all manuals and other material as provided in this Agreement or in the Manuals and you (and each owner and/or affiliate of yours) will execute a general release, in form prescribed by us, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities. Your obligations regarding indemnity and confidentiality and the provisions of this Agreement relating to dispute avoidance and resolution (including but not limited to all provisions of Article 19), and our rights with respect to receiving an assignment of any lease and/or sublease, together with the provisions of Article 23, will survive any expiration, termination or cancellation of this Agreement and we may take possession of the Premises; provided that in the event of exercise of our rights under this sub-section, your post-term non-competition obligations will be canceled and of no further force or effect.

YOUR INITIALS:  __________ / __________

        16.10 EXECUTION OF RELEASE ON DEFAULT, ETC. In our sole and absolute discretion, in any case where you have committed a default under this Agreement, any lease/sublease and/or otherwise which would allow us to terminate your rights, we may (but are not required to) waive our rights to collect any royalties, advertising contributions and other amounts which would have become due if you had continued in operation as a Coffee Plantation Franchisee and you will, in consideration for such waiver, execute a general release, in form prescribed by us, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities. This option may be exercised by us at any time, including before, at the same time as or after termination, expiration or otherwise and whether or not you or we have made any claims, or begun any proceedings, against the other or anyone else.

YOUR INITIALS:  __________ / __________

17. RIGHTS AND OBLIGATIONS ON REPURCHASE, TERMINATION AND/OR EXPIRATION OF THE FRANCHISE OR OTHERWISE.

        17.1 TERMINATION OF RIGHTS AND OBLIGATIONS, PAYMENTS OF AMOUNTS OWED, ETC. Repurchase, termination or expiration of this Agreement will constitute a termination or expiration of all of your rights and all of our obligations. You'll pay to us and each of our affiliates, within ten (10) days after the effective date of any repurchase, termination or expiration of the Franchise, or such later date that the amounts due are determined, such royalties, marketing contributions, amounts owed for purchases or otherwise by you (or any affiliate) from us and/or any affiliate, interest due on any of the foregoing, and all other amounts owed to us (or any affiliate) which are then unpaid.

YOUR INITIALS:  __________ / __________

        17.2 MARKS, TRADE DRESS, PHONE LISTINGS, ETC. After any repurchase, termination or expiration of the Franchise, you will: (1) not directly or indirectly at any time or in any manner identify yourself or any business as a current or former Plantation Store, or as a current or former franchisee of or as otherwise associated with us, or use any Mark or any colorable imitation thereof in any manner or for any purpose, or utilize for any purpose any trade name, trademark or service mark or other commercial symbol that suggests or indicates a connection or association with us; (2) remove all signs containing any Mark and return to us or (at our option) destroy all forms and materials containing any Mark or otherwise identifying or relating to a Plantation Store; (3) take such actions as may be required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Mark; (4) if you retain possession of the Premises, you will, at your expense, make such modifications and alterations, including removal of all distinctive signage, appearance, physical and structural features associated with the Trade Dress of Plantation Stores, as may be necessary or appropriate to distinguish the Premises clearly from its former appearance and from other Plantation Stores as to prevent any possibility that the public will associate the Premises with Plantation Stores and any confusion created by such association, and (5) take all actions necessary or appropriate to transfer any telephone number(s), and any telephone directory listings, associated with the Marks and/or your Plantation Store to us.

        You acknowledge and agree that (1) we have the sole rights to, and complete ownership of, all telephone or other service (including home page, cellular and fax), numbers, directory listings, Internet or similar connections (including all rights to any "home page" used by you) and/or advertising with respect to, and/or used in connection with, your Plantation Store business and/or associated with the Marks, (2) any direction by us is conclusive evidence of our rights in and to any such service, numbers, directory listings and/or advertising and (3) we shall have the sole and exclusive right and authority to direct their amendments, transfers, call-forwarding, terminations or any matters with respect thereto. You'll execute such documents, and do all other acts, as may be required by us and/or any service provider to effect a transfer, call-forwarding or otherwise to us [or such person(s) as we designates] of all such service (including home page, cellular and fax), numbers, directory listings and/or advertising; provided that we shall hold such documents until the earlier of (a) we notify you that you (or any affiliate of yours) are in default under this Agreement or any other agreement with us (or any affiliate of ours), (b) this Agreement expires or is terminated, or (c) any repurchase. You'll pay all amounts, whether due and payable or not, that any service provider may require in connection with such transfer or otherwise and will sign all releases and other documents (including those providing that you indemnify and hold harmless any service provider and us) required by any service provider and/or us in connection therewith. An Assignment of Phone Number form must be executed prior to corporate training.

        At our option, we may at any time require that any accounts covering any telephone or other service, numbers, directory listings and/or advertising be in our name rather than yours, with all billings to be sent to us [or such person(s) as we designate] but to be paid by you within 10 days of submission to you. We may require that you maintain a deposit with us [or such person(s) as we designate] sufficient to cover 3 months of reasonably anticipated service, numbers, directory listings and/or advertising, but in any event no less than $1500, subject to annual adjustment for inflation as set forth in this Agreement.

        We own the list of your customers and may use such list in any way we wish, both before and after any termination, expiration, repurchase or otherwise.

        You authorize us, and hereby appoint us and any officer of ours, as your attorney in fact, to direct the telephone company, other service providers and all listing agencies to transfer the same to us or as we direct, should you fail or refuse to do so, and such companies may accept this Agreement as conclusive evidence of our exclusive rights in such telephone numbers, directory listings, home pages and otherwise and its authority to direct their transfer.

        You'll furnish to us, within thirty (30) days after the effective date of termination or expiration, satisfactory evidence of your compliance with the foregoing obligations.

YOUR INITIALS:  __________ / __________

        17.3 CONFIDENTIAL INFORMATION. You agree that on any repurchase, termination or expiration of the Franchise (without award of a successor franchise): (1) you will immediately cease to use any Confidential Information of ours disclosed to or otherwise learned or acquired by you in any business or otherwise; and (2) you will return to us all copies of the Manuals and any other confidential materials which have been loaned or made available to you by us.

YOUR INITIALS:  __________ / __________

        17.4 COVENANT NOT TO COMPETE, CONTINUED CONFIDENTIALITY, ETC. Notwithstanding any termination, transfer, expiration or repurchase, you'll continue to observe the confidentiality, non-competition and other restrictions of this Agreement, including (but not limited to) those of Section 8.11; provided that if such non-competition restrictions are unenforceable or are reduced to a level which we, in our sole and absolute discretion, find unacceptable, we may, in the alternative, require you to pay a fee (either on a present value basis or over time, as we select) of one-half (1/2) of the royalties which would be payable if the business in question was a franchised Plantation Store, for the three (3) years after termination, expiration or repurchase, such amount having been jointly selected by you and us as fair and appropriate damages and in consideration of (1) the difficulty of accurately predicting actual damages, (2) the fact you will inevitably benefit in the operation of such business from your training and experience as a Plantation Store Franchisee, (3) the possible impact on the expansion and operation of our system, including the expense and difficulty of a sale of a franchise in the area of operation of such a business and (4) you not having any rights, nor we having any obligations, under this Agreement or otherwise during such period.

YOUR INITIALS:  __________ / __________

        17.5 CONTINUING OBLIGATIONS. All obligations of yours and rights of ours, including your obligation to pay royalties, advertising contributions and other amounts, and the provisions of this Agreement with respect to dispute avoidance and resolution (including, but not limited to, those of Article 19), together with the provisions of Article 23, and all other obligations of yours and rights of ours which expressly or by their nature survive the transfer, repurchase, expiration or termination of this Agreement or the Franchise (including, but not limited to, your indemnity, confidentiality and non-competition obligations), will continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire. All these obligations will apply notwithstanding any rejection of this Agreement in a bankruptcy proceeding or otherwise. In any event, our exercise of any rights of termination will not be our sole remedy and where we have terminated our obligations and/or your rights under this Agreement by reason of a default of yours, you will not be released or discharged from, and will be required to pay, your obligations hereunder, including your obligations to pay minimum and percentage royalties, advertising contributions and other amounts which would have become due if you had continued in operation as a Plantation Franchisee and our remedies will include (but are not limited to) the right to collect the present value of such amounts as of the date of such termination and to otherwise receive the benefit of our bargain with you, as well as acceleration of the balances of all promissory notes and other unpaid amounts owed to us or any affiliates of ours, you and we agreeing that it would be unjust and damaging to the interests of all Plantation operators and the integrity of the Coffee Plantation system if a Plantation Franchisee could utilize a strategy under which he/she would


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
default, have his/her rights to use the Names and Marks and System properly terminated as a result of that default and then entirely escape any financial consequences related to obligations accruing after the date of termination. If you continue to operate your business, after termination or expiration, using any of the Names and/or Marks or any aspect of the System, our remedies will include (but will not be limited to) recovery of the greater of (a) all profits or earned by you in the operation of your business after such termination or expiration or (b) all royalties, advertising contributions and other amounts which would have been due if such termination or expiration had not occurred. At any time from the date of this Agreement through and including 120 days after any termination, cancellation, recission, repurchase or expiration, for any reason, of your and/or our rights under this Agreement, we may, at our option and without further consideration, receive an assignment of your leasehold interest under any lease/sublease of the Premises (and/or any other facilities from which you operate your Plantation Store and in each case without the lessor's or sublessor's consent), terminating your rights to the Premises and assuming the balance of any lease or sublease.

YOUR INITIALS:  __________ / __________

        17.6 OUR RIGHT TO PURCHASE ANY OR ALL OF THE ASSETS OF YOUR PLANTATION STORE AT ANY TIME (INCLUDING ON EXPIRATION OR TERMINATION) AT FAIR MARKET VALUE. At any time (including, but not limited to, on termination by us of our obligations and/or your rights under this Agreement, or on expiration of this Agreement), we will have the option (but no obligation), exercisable by giving written notice thereof, to purchase from you any or all of the assets used in, or in connection with, your Plantation Store. We may give this notice any time through ninety (90) days after the effective date of any termination or expiration. Assets available for purchase by us will include, without limitation, real property, leasehold interests and/or improvements, equipment, furniture, fixtures, signs, inventory and/or the lease or sublease for the Premises. If the premises were not leased to you by us or our affiliates, the right to an assignment of your lease or sublease for the premises of your Plantation Store (or, if assignment is prohibited, a sublease for the full remaining term and on the same terms and conditions as your lease) will be included as part of the purchase. We'll have the unrestricted right to assign any option to purchase and/or any related rights. We'll be entitled to all customary representations, warranties and agreements given by the seller of the assets of a business, including, without limitation, representations and warranties as to ownership, condition and title to assets, liens and encumbrances relating to assets, validity of contracts, and liabilities (contingent or otherwise) and including typical non-competition covenants by the seller and each owner/executive of the Franchisee. The purchase price will be fair market value, determined in a manner consistent with reasonable depreciation of leasehold improvements owned by you and the items purchased, provided that, in any event, the purchase price will not contain any factor or increment for the Names and Marks or any trademark, service mark or other commercial symbol used in connection with the operation of your Plantation Store, any goodwill, going concern value or any franchise rights, and further provided that we may exclude from the assets purchased any equipment, furniture, fixtures, signs, inventory or otherwise that do not meet quality standards for Plantation Stores. There shall be no provision for payment for leasehold improvements, the title of which shall be governed by the terms of your lease or sublease for your Plantation Store premises. The length of the remaining term of the lease or sublease for the Premises of your Plantation Store will also be considered in determining fair market value of any lease or sublease to be acquired. If you and we are unable to agree on the fair market value of any assets, fair market value will be determined by an independent appraiser selected by you and us, and if you and we are unable to agree on an appraiser, you and we will each select one appraiser, who together will select a third appraiser, and the fair market value will be deemed to be the average of the three (3) independent appraisals. All sales, transfer and/or similar taxes are to be paid by you. In connection with such purchase, you (and each affiliate of yours) will execute a general release, in form prescribed by us, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities.

        The purchase price may be paid by us or our assignee in cash or securities on closing or as follows, pursuant to an unsecured promissory note:
Twenty Percent (20%) of the purchase price will be paid on closing, the second Twenty Percent (20%) will be paid no later than ninety (90) days after closing, the third Twenty Percent (20%) no later than one hundred eighty (180) days after closing, the fourth Twenty Percent (20%) no later than two hundred ten (210) days after closing, and the final Twenty Percent (20%) no later than two hundred fifty (250) days after closing (in all cases without interest), provided that if we require non-competition covenants to be given, the final Forty Percent (40%) of the purchase price may be paid out in 60 equal monthly installments, beginning at 30 days after close with no interest. Closing will take place no later than thirty (30) days after receipt by you of notice of exercise of this option to purchase, at which time you will deliver instruments transferring to us or our assignee: (1) good and merchantable title to the assets purchased, free and clear of all liens and encumbrances (other than liens and security interests acceptable to us in our sole and absolute discretion), and demonstrating that all sales, transfer and/or similar taxes are to be paid by you through escrow if we so require; (2) all licenses and permits of your Plantation Store which may be assigned or transferred; and (3) the lease or sublease for the Premises, if acquired by us. If you cannot deliver clear title to all of the purchased assets as aforesaid, or in the event there are other unresolved issues, or we otherwise require in our sole and absolute discretion, the closing of the sale will be accomplished through an escrow. You and we will, prior to closing, comply with any applicable bulk sales and/or similar laws. We'll have the right to set off against and reduce the purchase price by any and all amounts owed by you (or any affiliate) to us or any affiliate of ours, and the amount of any encumbrances or liens against the assets or any obligations assumed by us or we may, in the alternative, require you to pay such amounts in full at closing. If we exercise this option to purchase, pending the closing of such purchase as hereinabove provided, we will have the right to appoint a manager to maintain the operation of your Plantation Store. Alternatively, we may require you to close your Plantation Store during such period without removing any assets from the Premises. You'll maintain in force all insurance policies required pursuant to this Agreement, until the date of closing. Our rights under this or any other Section may be assigned by us, in our sole and absolute discretion, to any person or entity we choose.

        If such option is exercised, you will forever indemnify and hold us harmless against, all obligations incurred in connection with the business. You'll furnish us with a complete list of accounts unpaid by you within ten (10) days of our notice of intent to exercise this option. We may (but are not required to) pay these unpaid bills directly to the parties owed and deduct them from the purchase price in lieu of paying such portion of the purchase price directly to you.

YOUR INITIALS:  __________ / __________

18.     TRANSFER

        18.1. BY US. This Agreement, and any and/or all of our rights and/or obligations under it, are fully transferable by us in our sole and absolute discretion and will inure to the benefit of any person or entity to whom we transfer it, or to any other legal successor to our interest in this Agreement. If we transfer this Agreement, or any and/or all of our rights and/or obligations under it, all past, current and future obligations of us (and of any of the Franchisor-Related Persons/Entities) to you will cease and be forever extinguished.

YOUR INITIALS:  __________ / __________

        18.2 BY YOU. The rights and duties created by this Agreement are personal to you (or your owners if the Franchisee is a partnership or corporation) and we have awarded the Franchise to you relying on the individual or collective character, skill, aptitude, attitude, business ability and financial capacity of you or such owners. Accordingly, neither this Agreement nor the Franchise (nor any interest therein), nor any part or all of the ownership of the Franchisee or your Plantation Store (or any interest in it or assets associated with any of the foregoing), may be transferred without our prior written approval. Any such transfer (or attempted transfer) without such approval will constitute a breach hereof and convey no rights to, or interests in, this Agreement, the Franchise, the Franchisee, your Plantation Store, such assets or otherwise.

        The term "transfer" includes (but is not limited to); any voluntary, involuntary, direct or indirect assignment, sale, gift, pledge, mortgage of, or any granting of any security or other interest (whether or not controlling) in;
(1) this Agreement; (2) the Franchise; (3) the ownership of the Franchisee; (4) your Plantation Store; or (5) any assets associated with any of the foregoing. A transfer also includes (but is not limited to) the following events: (1) any transfer of ownership of capital stock or any partnership or similar interest;
(2) any merger or consolidation or issuance of additional securities representing an ownership interest in the Franchisee; (3) any sale of voting stock of the Franchisee or any security convertible to voting stock of the Franchisee; (4) any transfer in a divorce, insolvency, corporate or partnership dissolution proceeding or otherwise by operation of law; (5) any transfer of any interest in any revenues, profits, rights or assets of your Plantation Store; or
(6) the creation or otherwise of any security or similar interest affecting any of the foregoing. Any transfer by you (or any of your owners if the Franchisee is a business entity) to a corporation and/or of any interest in the event of your death or the death of an owner of the Franchisee, by will, declaration of or transfer in trust, under the laws of intestate succession, or otherwise will be governed by all of the provisions on transfer of this Agreement. We may, in our sole and absolute discretion, deny approval to any transfer involving a portion of your franchise or a portion of any of the foregoing items.

YOUR INITIALS:  __________ / __________


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
        18.3 CONDITIONS FOR APPROVAL OF ANY TRANSFER BY FRANCHISEE, ETC. Any transfer by or on behalf of you and/or any entity affiliated with and/or controlled by you will be subject to all of the conditions specified below and anywhere else in this Agreement (each of which you and we agree are reasonable), together with such other terms and conditions as are reasonable in the specific circumstances of the proposed transfer but, in any event, we may refuse consent to any transfer if, in our sole and absolute discretion, the proposed transferee is, has been or will be associated with a Similar Business or if they do not meet our then-current financial, experience and other standards for issuance of an Coffee Plantation(R) Franchise directly by us. A transfer of ownership, possession or control of your Plantation Store or any of its assets may only be made in conjunction with a transfer of the Franchise.

        All of the following conditions must be met prior to, or concurrently with, the effective date of any transfer unless we require you to meet them earlier. We may waive any condition in our sole and absolute discretion:

               (a) You must be in full compliance with this Agreement, all leases/subleases and all other agreements between you (including any affiliate) and us (including any affiliate);

               (b) The transferee and its owners must have sufficient business experience, aptitude and financial resources to operate your Plantation Store, must be individuals of good moral character and must meet all financial and other standards then-applied by us in evaluating prospects to whom we might award a Plantation Store franchise in the then-current business and competitive environment;

               (c) All of your obligations (including all obligations of any entity affiliated with and/or related to you) to us (including any entity affiliated with and/or related to us) must be expressly assumed by the transferee;

               (d) You must pay all royalties, marketing contributions, and other amounts owed by you (including any entity affiliated with and/or related to you) to us (including any entity affiliated with and/or related to us) which are then unpaid (the balances of all promissory notes and other unpaid amounts owed to us and/or any affiliates of ours shall be accelerated and paid in full), all obligations to third parties arising out of the operation of your Plantation Store must be satisfied or assumed by the transferee and your Plantation Store and its operations must have been brought into full compliance with the specifications and standards then applicable for new


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
and/or renewing Plantation Stores, including compliance with all then-current standards for facility design, furniture, equipment, software, signage, provision of goods and services, methods of operation and other Coffee Plantation System Standards, plus such renovation and modernization of the Plantation Store as we may require to reflect the then-current standards and image of the System, all at your (or the transferee's) sole expense;

               (e) You must submit all required reports, financial statements and other documents due us up to the effective date of the transfer;

               (f) You must have complied with all of the provisions of this Agreement, any amendment or successor hereto, and all other agreements between you and us, our subsidiaries, affiliates or divisions, and, at the time of transfer, shall not be in default thereof;

               (g) The transferee and its personnel must (at our option) complete or agree to complete our training program to our satisfaction;

               (h) The transferee must obtain, within the time limits set by us, and maintain thereafter, all permits, licenses and insurance required for the operation of the franchised business;

               (i) You and the transferor(s) must remain liable for all obligations to us, our subsidiaries, affiliates, and divisions, in connection with the franchised business prior to, through and after the effective date of the transfer and shall execute any and all instruments reasonably required by us to evidence such liability;

               (j) To the extent required by the terms of any leases or other agreements, the lessors or other parties must have consented to the proposed transfer;

               (k) The transferee must assume all of your duties and obligations to us (and any affiliate of ours) and, at our option, (a) agree to be bound by all terms and conditions of this Agreement (and any lease/sublease) for the remainder of its term or (b) execute our then-current form of franchise agreement and ancillary documents (including lease/subleases and guarantees) as are then customarily used by us in the award of franchises for Plantation Stores (which may, among other things, provide for higher royalties, marketing contributions and materially different rights and obligations than are provided in this Agreement) provided, however, that the term thereof will not be greater than the remaining term of this Agreement and no initial franchise fee will be required;


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
               (l) You or the transferee must pay us a non-refundable transfer fee of equal to ten percent (10%) of the total value paid or to be paid to you or any affiliate in connection with the transfer (subject to a $10,000 minimum, subject to adjustment for inflation as described in this Agreement), provided that we may reduce, defer or waive such fee in individual cases in our sole and absolute discretion. Such fee must be deposited with us on a non-refundable basis on your notification to us of the proposed transfer and prior to our undertaking any review, drafting of documents or other activities;

               (m) You and each of your owners and/or affiliates [and the transferee (and each owner and/or affiliate of the transferee) if the transferee or such owner and/or affiliate is or has been a franchisee of, or had any other relationship with, us or any of the Franchisor-Related Persons/Entities] must execute a general release, in a form prescribed by us, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities;

               (n) If you or your owners finance any part of the sale price of the transferred interest or obtains any security interest in the Franchise, the franchised business (or any of its assets) or otherwise, you and your owners (and the transferee) must agree that all obligations of the transferee under or pursuant to any promissory notes, agreements, security interests reserved and/or held by you or your owners, or otherwise will be subordinate to the obligations of the transferee to pay royalties, marketing contributions, and other amounts due and/or to become due to us and/or any affiliate of ours and otherwise to comply with this Agreement, the franchise agreement and all other agreements executed or to be executed by the transferee; provided that, in our sole and absolute discretion, we may refuse to allow you or anyone else to grant or receive a pledge, mortgage, lien or any security or similar interest in and/or to the Franchise, the franchised business (or any of its assets) or otherwise;

               (o) Notwithstanding any transfer, your non-competition, indemnity and confidentiality obligations, and the provisions relating to dispute resolution (which include, but are not limited to, those of Article 19), as well as those of Article 23, of this Agreement will survive any transfer;

               (p) The transferee must obtain from you an agreement that, to the maximum extent permitted by law, you will not, for a period of at least three
(3) years following the transfer, either directly or indirectly, or as owner, partner, director, officer, employee, consultant, agent, manager or stockholder, disclosed or


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
undisclosed owner, officer, agent, employee or in any other capacity whatsoever, participate or engage, actively or inactively, in any Similar Business or any other business substantially similar to any business then engaged in by us or any of our Franchisees, and we shall be named as a third-party beneficiary of such agreement.

               (q) The transfer must be made in compliance with any laws that apply to the transfer, including state and federal laws governing the offer and sale of franchises; and

               (r) In any event, we may withhold or condition our consent to any transfer as we deem appropriate based on the circumstances of the transfer or otherwise.

        If we believe, in our sole and absolute discretion, that the terms and/or conditions of any transfer (including, but not limited to, the price and/or terms of payment) or any surrounding circumstances would make the transfer not in the best interests of us, the proposed transferee or the Coffee Plantation(R) family of Franchisees (for example, if the price to be charged and/or the terms of payment would be so burdensome as to, in our sole and absolute discretion, possibly adversely affect the future operations of a Plantation Store by the proposed transferee) we may (but are not required to) refuse to consent to such transfer. If we refuse to grant consent for any reason, your (and the proposed transferee's) sole remedy will be to have such matter resolved through arbitration and for the arbitrator, if appropriate, to order consent to be granted, no damages or other relief to be awarded. We may (but are not required to) candidly discuss all matters related to any transfer and/or proposed transfer (including our views of the price to be charged and/or the terms of payment) with you, any proposed transferee and/or otherwise and will have no liability to you or anyone else regarding such views, discussions or otherwise. In no case will you or any transferee rely on us to review or evaluate any proposed transaction (our examination and possible consent not being an approval or recommendation) and neither we nor anyone else will have any liability to you, any proposed or actual transferee or otherwise in connection with our examination and/or possible consent or withholding of consent, with respect to any transfer and/or proposed transfer or our exercise of any right of ours (including the right to discuss our views with the proposed transferee and/or withhold consent), you agreeing to indemnify and hold us harmless from any liability to you, the proposed transferee or otherwise.


YOUR INITIALS:  __________ / __________

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
        18.4 ADDITIONAL CONDITIONS FOR TRANSFER TO A WHOLLY-OWNED CORPORATION. Subject to compliance with all other requirements of this Agreement relating to transfer(including execution of a general release, in form prescribed by us, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities and satisfying all payment and transfer fee requirements; provided that if such transfer is made within 90 days of the date of this Agreement, all but $750 (subject to adjustment for inflation as described in this Agreement) of the transfer fee will be waived), if you're in full compliance with this Agreement, we won't withhold our consent to a transfer of this Agreement, the Franchise and your Plantation Store to a corporation which conducts no business other than your Plantation Store. Such a transfer will not relieve you of your obligations hereunder, and you'll remain jointly and severally liable to us for all of your, and such corporation's, past, current and/or future obligations, under any other agreement(s) (whether past, current and/or future) with us or any affiliate of ours and/or any franchise, lease/sublease and/or other agreement(s) to be executed by such corporation.

        In addition, any such transfer will be subject to reasonable restrictions, including but not limited to the following (each of which are agreed to be reasonable):

               (a) The transferee corporation must be newly organized, the articles of incorporation, bylaws and other organizational documents of such corporation must recite that the issuance and transfer of any ownership interest in the corporation are restricted by the terms of this Agreement and must provide that its activities are confined solely to acting as a Plantation Franchisee as franchised and in good standing under this Agreement;

               (b) You must maintain (and continue to maintain) management control of the corporation and ownership of at least fifty-one percent (51%) of the equity and voting power of all issued and outstanding capital stock in the transferee corporation and to personally manage the affairs of such corporation;

               (c) The individual Franchisee (or, if the Franchisee is a partnership, at least one of the partners) must be and remain the chief executive officer of the corporation;

               (d) The transferee corporation must enter into a written assignment (in form satisfactory to us) in which such corporation assumes all of the Franchisee's past,


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
current and/or future obligations under this Agreement and any other past, current and/or future agreement(s) with us and/or any affiliate of ours. At our option we may, in addition to requiring such assumptions, require such corporation to execute our then-current form of franchise agreement, lease/sublease and ancillary documents (including guarantees by the owners of such corporation) as are then customarily used by us in the award of franchises for Plantation Stores;

               (e) All current and future shareholders of the transferee corporation must enter into a written agreement (in a form provided or approved by us) agreeing to comply with this Agreement and any other past, current and/or future agreement(s) with us and/or any affiliate of ours and jointly and severally guaranteeing all of the transferee corporation's past, current and/or future obligations under this Agreement, any lease/sublease and any other past, current and/or future agreement(s) with us and/or any affiliate of ours;

               (f) Each stock certificate of the transferee corporation must bear a legend reciting or referring to the restrictions of this Agreement, including those on the issuance and transfer of stock in the transferee corporation;

               (g) No shares of securities of any type in the transferee corporation may be issued without obtaining our prior written consent, which may be subject to the restrictions on transfer herein and other reasonable conditions as we deem appropriate;


               (h) All obligations of the Franchisee under this Agreement and/or any other agreement(s) with us and/or any affiliate of ours (including all financial and operational compliance matters) must be satisfied prior to the transfer;

               (i) No more than twenty percent (20%), in the aggregate, of the voting rights of the transferee corporation may ever be owned beneficially or of record by institutions or publicly held companies;

               (j) There shall never be more than 12 owners ("Owners") with ownership interests in the transferee corporation, or any Franchisee of ours (married couples and family trusts to be considered together as one for these purposes);

               (k) There will be no public offerings of debt or equity ownership in or by the transferee corporation;

               (l) None of the Owners will, directly or indirectly, engage in, or have any interest in, any Similar


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
Business, except that any Owner may own up to three percent (3%) of the stock of a publicly-traded Similar Business; and

               (m) In any event, the we may withhold or condition our consent to any transfer as we deem appropriate in our sole and absolute discretion based on the circumstances of the transfer or otherwise.

        Throughout the term of this Agreement, the transferee corporation will not do any act (including any transfer of assets or otherwise) which would reduce its net worth to a level not reasonably acceptable to us and no transfer will take place unless the Franchisee is current in all payments to us, the Marketing Fund and each of the Franchisor-Related Persons/Entities. The requirements of this Agreement with respect to a transfer shall similarly apply to any transfer to a partnership or any other entity.

YOUR INITIALS:  __________ / __________

        18.5. DEATH OR DISABILITY OF FRANCHISEE. On your death or permanent disability or, if the Franchisee is a corporation or partnership, on the death or permanent disability of the owner of a controlling interest in the Franchisee, the executor, administrator, conservator, guardian or other personal representative of such person will transfer his or her interest in this Agreement and the Franchise, or such interest in the Franchisee, to a third party subject to our consent and all of the provisions of this Agreement with respect to a transfer and possible exercise of our right-of-first-refusal. Such disposition of this Agreement and the Franchise, or such interest in the Franchisee (including, without limitation, transfer by bequest or inheritance), will be completed within a reasonable time, not to exceed six (6) months from the date of death or permanent disability and will be subject to all the terms and conditions applicable to transfers contained in this Agreement. Failure to so transfer the interest in this Agreement and the Franchise, or such interest in the Franchisee, within said period of time will constitute a breach of this Agreement. You shall be deemed to have a "permanent disability" if your personal, active participation in management of your Plantation Store is for any reason curtailed for a continuous period of six (6) months.

        In the event of your death, disability, absence or otherwise, we can (but are not required to) operate the franchised business on your behalf and at your expense for such period of time (and under such terms and conditions) as we determine, including paying out of the assets and/or revenues of the franchised business any or all past, current and/or future


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obligations of the franchised business (including any amounts owed to us and/or any affiliate) in such priorities as we determine from time-to-time in our sole and absolute discretion. We can pay ourselves a reasonable amount to reimburse us for our management services and other costs. We can obtain approval of a court or arbitrator for any such arrangements, the attorney's fees and other costs incurred in connection with obtaining such approval to be charged against the assets and/or revenues of the franchised business. We'll be indemnified by you (and/or your estate) against any costs and/or liabilities incurred by us in connection with, or related in any way to, the operation (or otherwise) of the franchised business.

YOUR INITIALS:  __________ / __________

        18.6 OUR RIGHT OF FIRST REFUSAL. If you or any of the Franchisee's owners wish to engage in any transfer subject to this Agreement, (a) you or your owners will obtain a bona fide, executed written offer and deposit [in the amount of ten percent (10%) or more of the offering price and in the form of a cashier's check] and (b) a true and complete copy of the offer (and any proposed ancillary agreements) will immediately be submitted to us by you, the Franchisee's owners or both, together with a non-refundable deposit of the transfer fee. The offer must be unconditional (except for our consent) and apply only to an interest in this Agreement, the Franchise, your Plantation Store or the Franchisee and must not include the purchase of any other property or rights of yours (or the Franchisee's owners); but if the offeror proposes to buy any other property or rights from you (or the Franchisee's owners) under a related offer, the price and terms of purchase offered to you (or the Franchisee's owners) for the interest in this Agreement, the Franchise, your Plantation Store, or the Franchisee will reflect the bona fide price offered therefor and will not reflect any value for any other property or rights. We may exclude from the assets purchased hereunder any items that are not approved as meeting quality standards for Plantation Stores, as well as any portion of the price attributable to goodwill. If any of the assets to be purchased do not meet the standards we then apply to new Plantation Stores or you are in default, we can require that such assets be replaced and/or brought into compliance with our requirements before the sale is completed, and/or such defaults be cured, and the time for us to give notice of intent to exercise our right-of-first-refusal will not begin to run until all such assets have been brought up to such standard and such defaults cured.

        We'll have the right, exercisable by written notice delivered to you or the Franchisee's owners within thirty (30)


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
days from the date of delivery of an exact copy of such offer to us, together with your deposit of any transfer fee and satisfaction of all other requirements for our consent to such transfer, to notify you that we have elected to purchase such interest for the price and on the terms and conditions contained in such offer (less any portion of the price attributable to goodwill), provided that we may substitute cash, a cash equivalent, or securities of equal value for any form of payment proposed in such offer, our credit will be deemed equal to the credit of any proposed purchaser, and we will have not less than sixty (60) days from the date you receive our notice of intention to exercise such right-of-first-refusal to prepare for closing. We'll be entitled to purchase any interest subject to all customary representations, warranties and agreements given by the seller of the assets of a business or voting stock of an incorporated business, as applicable including, without limitation, representations and warranties as to ownership, condition and title to stock and/or assets, liens and encumbrances relating to the stock and/or assets, validity of contracts, and liabilities, contingent or otherwise, of the corporation whose stock is purchased and including typical non-competition covenants by the seller and each owner of the Franchisee. In connection with such purchase, you will sign a general release, in form prescribed by us, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities. If, for any reason, such transaction is not consummated within one hundred and twenty (120) days after the date of delivery of an exact copy of such offer to us, together with your deposit of any transfer fee and satisfaction of all other requirements for our consent to such transfer, or if you seek to effect a transaction on terms and conditions, or to any person or entity, other than as set forth in the offer disclosed to us by you, then the proposed transaction shall be deemed withdrawn, and all of the provisions of this Section shall again become fully applicable, as if such transaction had not been proposed.

        If we do not exercise our right-of-first-refusal, you or your owner may complete the sale to such purchaser pursuant to and on the exact terms of such offer, subject to the conditions provided in this Agreement, provided that if there is a material change in the terms of the sale, we will have an additional right-of-first-refusal for thirty (30) days on the same terms and conditions as are applicable to the initial right-of-first-refusal. Our rights under this or any other Section may be assigned by us, in our sole and absolute discretion, to any person or entity we choose.


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
YOUR INITIALS:  __________ / __________

        18.7 RELEASE, EFFECT OF TRANSFER. In connection with ANY transfer, etc. of any interest of or by Franchisee (including, but not limited to, an transfer to a corporation) Franchisee and each of its owners and/or affiliates [and the transferee (and each owner and/or affiliate of the transferee) if the transferee or such owner and/or affiliate is or has been a franchisee of, or had any other relationship with, Franchisor or any of the Franchisor-Related Person/Entities] must execute a general release, in a form prescribed by Franchisor, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against us and/or any or all of the Franchisor-Related Persons/Entities.

        Our consent to a transfer, or failure to exercise any right-of-first-refusal, will not constitute a waiver of any claims we may have against Franchisee (or its owners or affiliates), nor will it be deemed a waiver of our right to demand exact compliance with any of the terms or conditions of this Agreement or any other agreement by any transferor or transferee. Unless we expressly in writing release Franchisee from its obligations under this Agreement (which we have no obligation to do), Franchisee will remain and be liable for all of the payment and other obligations under this Agreement (and any other agreement with us and/or any affiliate) and any Franchise Agreement and/or other agreement executed by any transferee, including any defaults by any transferee. Any transfer (including any transfer consented to by us and even if the transferee executes a new franchise agreement) will not act as a termination of Franchisee`s confidentiality, indemnity, non-competition and other obligations under this Agreement, including any obligations which by their nature survive the term of this Agreement [Franchisee's non-competition obligations to expressly continue for the full original term of this Agreement notwithstanding any transfer], or affect Franchisee's and our obligations and rights under the dispute avoidance and resolution provisions of this Agreement, including Articles 19 and 23. Any dispute regarding any proposed or completed transfer (including our alleged failure to consent to a proposed transfer) will be resolved under the mediation/arbitration provisions of this Agreement and Franchisee's sole remedy will be an order that we grant consent.

YOUR INITIALS:  __________ / __________

19.     DISPUTE AVOIDANCE AND RESOLUTION


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
        19.1 MEDIATION AND MANDATORY BINDING ARBITRATION, WAIVER OF RIGHT TO TRIAL BY JURY, ETC. Realizing that in business relationships there's always a possibility of differences of opinion or other disagreements and that what is most important is to resolve any disputes amicably, quickly, inexpensively and professionally and to return to business as soon as possible, it's with that same spirit of cooperation that you and we pledge to resolve differences and to use the procedures specified in this Agreement (and particularly this Article
19), believing that these procedures will reduce instances of possible disputes and make the resolution of any disputes which do arise less expensive, quicker, less subject to public notoriety and achievable in a less formal and antagonistic means than litigation, as well as to increase the opportunities for you and we to maintain a mutually beneficial business relationship

        Therefore, you and we agree as follows:

               (a) Any litigation, claim, dispute, suit, action, controversy, proceeding or otherwise ("claim") between or involving you (and/or any owner and/or affiliate of yours or which could be brought by, or on behalf of, you, any owner and/or affiliate of yours) and us (and/or any claim against or involving any or all of the Franchisor-Related Persons/Entities or otherwise), except as expressly provided below at Section 19.1 (e) whether arising out of or relating in any way to this and/or any other agreement and/or any other document, any alleged breach of any duty or otherwise (including but not limited to the underlying legality of the offer and/or sale of any franchise, any action for rescission or other setting aside of such sale or any transaction, agreement or document and any claim that this Agreement or any portion thereof is invalid, illegal, void, unenforceable or otherwise and any claim of fraud, including fraud in the inducement) and on whatever theory and/or facts based, will be:

                      (1) First, discussed in a face-to-face meeting between you (or an individual authorized to make binding commitments on behalf of you) and a corporate executive of ours authorized to make binding commitments on our behalf. This meeting will be held at our then-current headquarters and within 30 days after either you or we give written notice to the other proposing such a meeting.

                      (2) Second, if, in the opinion of either you or us, the meeting has not successfully resolved such matters and if desired by any person or entity involved in the claim, submitted to non-binding mediation for a minimum of eight hours before (a) Franchise Arbitration and Mediation, Inc. ("FAM") (or an


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organization designated by FAM) or (b) any other mediation organization approved by all such persons and/or entities or (c) by Judicial Arbitration and Mediation Service (JAMS) if FAM cannot conduct such mediation and the parties cannot agree on a mediation organization. On election by any party, arbitration and/or any other remedy allowed by this Agreement may proceed forward at the same time as mediation. In the mediation, you and we shall each be represented by an individual authorized to make binding commitments on your and our respective behalfs and may be represented by counsel. In addition, you and/or we may, with permission of the mediator, bring such additional persons as are needed to respond to questions, contribute information and/or participate in the negotiations. The fees and expenses of the mediator and/or mediation organization shall be shared equally by you and we. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the dispute and any related matters.

                      (3) Third, if neither you nor we desire mediation (or if such mediation is not successful in resolving such claim), submitted to and finally resolved by binding arbitration before and in accordance with the arbitration rules of FAM (or any successor organization); provided that if such arbitration is unable to be heard by FAM for any reason, the arbitration will be conducted by Judicial Arbitration and Mediation Service (JAMS.) The fees and expenses of the arbitrator(s) and/or arbitration organization shall be shared equally by the disputants. In each case, the parties to any mediation/arbitration will execute appropriate confidentiality agreements, excepting only such public disclosures and filings as are required by law.

               (b) Any mediation/arbitration (and any appeal of arbitration) will be exclusively conducted at our then-current headquarters, to facilitate participation of important individuals and availability of documents, etc. to the resolution of the matter, and by a mediator/arbitrator experienced in franchising. You and we acknowledge the critical importance of a single source for decisions in arbitration (and in any court actions) to guide you and us, to eliminate the possibility of inconsistent decisions and awards which could adversely affect the uniform development and administration of the Coffee Plantation System and group of companies and to maximize the opportunity for the arbitrator to give due consideration to your and our ongoing practical business needs in this regard. Except as expressly provided below, the parties to any mediation or arbitration will bear their own costs, including attorney's fees. Any claim, and any mediation/arbitration, will be conducted and resolved on an individual basis only and not on a class-wide, multiple plaintiff or similar basis. On request of any party to a claim, the arbitrator may be required to issue a written award, specifying the facts found and the law applied, but the party so


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requesting will bear the fees and charges incurred in connection therewith. The arbitrator may award or otherwise provide for temporary restraining orders, preliminary injunctions, injunctions, attachments, claim and delivery proceedings, temporary protective orders, receiverships and other pre-judgment, equitable and/or interim relief as appropriate pending final resolution by binding arbitration of a claim, as well as in connection with any such final resolution, and may issue summary orders disposing of all or part of a claim at any point. Each party consents to the enforcement of such orders, injunctions, etc. by any court having jurisdiction. In any arbitration, any and all pre-trial discovery devices (including, but not limited to, depositions, written interrogatories, requests for admission, and requests for production, inspection and copying of documents) will be available to the disputants as if the subject matter of the arbitration were pending in a civil action before a court of general jurisdiction in the state whose law is to be applied under Section
19.14. The arbitrator shall have the power to order compliance with such discovery procedures, as well as assess sanctions for non-compliance with any order. The arbitrator (rather than a court) shall decide any questions relating in any way to the parties' agreement (or claimed agreement) to arbitrate, including but not limited to applicability, subject matter, timeliness, scope, remedies and any alleged fraud in the inducement, or otherwise. Each participant must submit or file any claim which would constitute a compulsory counterclaim (as defined by the applicable rule under the Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding will be forever barred. Any offers, discussions, negotiations, mediations or otherwise in connection with possible settlement or other resolution of any claim may not be introduced in evidence (or for any other purpose) in any arbitration proceeding, court proceeding or otherwise.

               (c) If any party to an arbitration wishes to appeal any final award by an arbitrator (there will be no appeal of interim awards or other interim relief), that party can appeal, within thirty (30) days of such final award, to a three (3) arbitrator panel to be appointed by the same organization as conducted the arbitration, such panel to conduct all proceedings at the same location as specified in subsection (b) above. The issues on appeal will be limited to the proper application of the law to the facts found at the arbitration and will not include any trial de novo or other fact-finding function. The party requesting such appeal must pay all costs and fees charged by such arbitration appeal panel and/or arbitration organization in connection with such appeal, as well as posting any bond deemed appropriate by such arbitration organization or arbitration


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appeal panel. In addition, a party requesting appeal, and who does not prevail on appeal, will pay the other party's (or parties') attorneys' fees and other costs of responding to such appeal.

               (d) Judgment on any preliminary or final arbitration award [subject to the opportunity for appeal as contemplated above] may be entered in any court having jurisdiction and will be binding, final and non-appealable.

               (e) The obligation herein to mediate and/or arbitrate will not be binding on us with respect to claims or issues relating primarily to (i) the validity of any trademarks, service marks or other intellectual property of our,
(ii) our rights to obtain possession of any real and/or personal property (including any action in unlawful detainer, ejectment or otherwise) (iii) our rights to obtain a writ of attachment and/or other pre-judgment remedies and/or
(iv) our rights to receive and enforce a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief, and our exercise of any such rights and/or remedies will not be deemed a waiver of our rights to require or use mediation and/or arbitration.

               (f) Notwithstanding any provisions of this Agreement or otherwise relating to which state or provincial laws this Agreement will be governed by and construed under, all issues relating to arbitrability and/or the enforcement of the agreement to arbitrate contained herein will be decided by the arbitrator (including all claims that this Agreement in general, and/or the within agreement to arbitrate, was procured by fraud in the inducement or otherwise) and will be governed by the Federal Arbitration Act (9 U.S.C. Section 1 et seq.) and the federal common law of arbitration. Notwithstanding any provisions of state law to the contrary, Franchisor intends to fully enforce the provisions of this franchise agreement and other documents, including all venue, choice-of-laws and mediation/arbitration provisions, and to rely on federal preemption under the Federal Arbitration Act (9 U.S.C. Section 1 et seq.)

               (g) Franchisee and Franchisor each knowingly waive all rights to trial by a court or jury, understanding that arbitration may be less formal than a court or jury trial, may use different rules of procedure and evidence and that appeal is generally less available, still strongly preferring (for the reasons set forth in this section and the following one) mediation and/or arbitration to resolve any disputes, except as provided in Section 19.1(e).

YOUR INITIALS:  __________ / __________


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
        19.2 VENUE, WAIVER OF RIGHTS TO TRIAL BY JURY, LIMITATION OF DAMAGES,
ETC.

        Without in any way limiting or otherwise affecting your and our obligations regarding mediation/binding arbitration, you and we agree that any litigation between you and us (and/or involving any owner and/or affiliate of yours or which could be brought by you or on your behalf and including any matters involving any of the Franchisor-Related Persons/Entities or otherwise), whether to enforce an arbitration award or involving any litigation, dispute, controversy, claim, proceeding or otherwise which is not subject to any agreement regarding mediation/arbitration (or in the event that a court having jurisdiction should hold that any agreement regarding mediation and/or arbitration is not enforceable) or otherwise, and bearing in mind your and our joint interest in having a single court determine issues in a consistent manner for application throughout the Coffee Plantation System and not having us or our Franchisees exposed to inconsistent decisions, will be held exclusively before a court in the most immediate judicial district encompassing our then-current headquarters and having subject matter jurisdiction or the United States District Court encompassing our then-current headquarters (where a basis for federal jurisdiction exists, all filings, proceedings and otherwise will be exclusively in such Federal court, in preference to State court), you and we consenting to the exclusive jurisdiction of such court(s) and WAIVING ALL RIGHTS TO TRIAL BY JURY. Any claim, and any litigation, will be conducted and resolved on an individual basis only and not on a class-wide, multiple plaintiff or similar basis.

        So as to achieve many of the advantages which would normally be associated with arbitration (such as lower expense, more rapid resolution of controversies, fewer protracted and complex proceedings, reduced instances of costly and time-consuming appeal, use of a more sophisticated and experienced trier of fact and law, etc.) and for your and our mutual benefit, you and we agree that in any litigation, you (and each owner and affiliate of yours) and we each knowingly waive all rights to trial by jury and, in any arbitration, litigation or otherwise, you and we each waive any right to recover, and any rights to make claims for (whether by claim, counter-claim, offset, way of defense or otherwise), punitive, exemplary, multiple, pain-and-suffering, mental distress, incidental, consequential, special, lost income and/or profits (except as expressly provided below) and/or similar damages under any theory whatsoever, you and we agreeing that such claims are inherently speculative and subject to abuse, often serving as obstacles to the reasonable resolution or settlement of a dispute and frequently operating to primarily


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benefit the attorneys involved in the claim, provided that, in any event, we may recover the then-current value of any initial franchise fees, royalties, marketing contributions, lease payments and/or other payments you are, or would be, obligated to make, or would normally make, in the absence of a breach or termination, to us or any affiliated company, whether under this Agreement or otherwise, it being your and our intention that we receive the full benefit of our bargain with you, as wells as any past due payments owed to us and/or any affiliate. In any event, our maximum liability (combined with the maximum liability of any of the Franchisor-Related Persons/Entities or any of them) shall be (collectively) limited to the return to you of the initial franchise fee actually paid by you and your maximum liability will be limited to the present value of the royalties, advertising contributions and other amounts which normally would have been paid by you if the franchise had continued in existence for its full term and any renewals, together with any past due payments owed to us and/or any affiliate, but, in any case, there shall be no limitation on your indemnity and/or similar obligations, whether with respect to trade accounts, other third-party claims or otherwise. You and we have agreed on this limitation in recognition of the facts that the calculation of any actual damages would be exceedingly difficult and subject to speculation and possible abuse and that the foregoing compromises benefit both of us equally. You agree that we will not be required to post a bond in order to obtain any injunctive or other equitable relief or otherwise and that your only remedy if an injunction or other equitable relief is entered against you will be to obtain dissolution of such injunction, etc.

        The dispute avoidance and resolution provisions of this Agreement (including, but not limited to, this Article 19 and Article 23) shall apply to any claims, arbitration, litigation or otherwise between you and us, and/or by any owner and/or affiliate of yours, or which could be brought by you or on your behalf, whether against us and/or any or all of the Franchisor-Related Persons/Entities.

YOUR INITIALS:  __________ / __________

        19.3 PRIOR NOTICE OF CLAIMS BY YOU. Prior to you taking any legal or other action against us and/or any of the Franchisor-Related Persons/Entities, whether for arbitration, damages, injunctive, equitable or other relief (including but not limited to recision) and whether by way of claim, counterclaim, cross-complaint, raised as an affirmative defense, offset or otherwise, you will first give us sixty (60) days prior written notice and opportunity to cure such alleged act or omission [or, if such


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alleged act or omission cannot reasonably be cured within such sixty (60) day period, and we are diligently continuing efforts to attempt to cure such alleged act or omission, such additional time as we are continuing such efforts]; provided that any dispute regarding our withholding consent with respect to a proposed transfer by you may be immediately submitted to face-to-face meeting, mediation and arbitration as provided in Section 19.1.

        Since you and we share a mutual interest in your possible success and each believe that it is important that any possible business problems be addressed as soon as possible, you and we agree that if you have any complaint regarding our failing to perform any obligation to you (including, but not limited to, training, marketing, operational support, representations by us or otherwise) you will promptly advise us in writing of such problem within 90 days of the problem arising, so that we can have an opportunity to correct the problem. If you fail to so advise us, you will be forever precluded from taking any legal or other action against us and/or any of the Franchisor-Related Persons/Entities, whether for arbitration, damages, injunctive, equitable or other relief (including but not limited to recision) and whether by way of claim, counterclaim, cross-complaint, raised as an affirmative defense, offset or otherwise with regard to the problem.

YOUR INITIALS:  __________ / __________

        19.4 PERIODS IN WHICH TO MAKE CLAIMS

               (a) No arbitration, action or suit (whether by way of claim, counterclaim, cross-complaint, raised as an affirmative defense, offset or otherwise) by either you or us will lie or be permitted against the other (nor by you against any of the Franchisor-Related Persons/Entities), whether for damages, rescission, injunctive or any other legal and/or equitable relief, in respect of any alleged breach of this Agreement, or any other claim of any type, unless such party will have commenced such arbitration proceeding, action or suit before the expiration of the earlier of:

                (1) One (1) year after the date on which the state of facts giving rise to the cause of action comes to the attention of, or should reasonably have come to the attention of, such party; or

                (2) One (1) year after the initial occurrence of any act or omission giving rise to the cause of


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
                        action, whenever discovered.

               (b) Notwithstanding the foregoing limitations, where any federal, state or provincial law provides for a shorter limitation period than above described, whether on notice or otherwise, such shorter period will govern.

               (c) The foregoing limitations may, where brought into effect by our failure to commence an action within the time periods specified, operate to exclude our right to sue for damages but will in no case, even on expiration or lapse of the periods specified or referenced above, operate to prevent us from terminating your rights and our obligations under this Agreement as provided herein and under applicable law nor prevent us from obtaining any appropriate court judgment, order or otherwise which enforces and/or is otherwise consistent with such termination.

               (d) The limitations set forth in subsections (a) and (b) will not apply to our claims arising from or related to: (1) indemnification by you; (2) your confidentiality, non-competition or other exclusive relationship obligations; and/or (3) your unauthorized use of the Name and/or Marks.

YOUR INITIALS:  __________ / __________

        19.5 WITHHOLDING CONSENT. In no event will you make any claim, whether directly, by way of set-off, counter-claim, defense or otherwise, for money damages or otherwise, by reason of any withholding or delaying of any consent or approval by us. Your sole remedy for any such claim is to submit it to a face-to-face meeting, mediation and arbitration as described in this Agreement and, if the face-to-face meeting and mediation fail to resolve the matter, for the arbitrator to order us to grant such consent. Unless expressly provided otherwise in this Agreement, approvals and consents may be withheld by us in our sole and absolute discretion.

YOUR INITIALS:  __________ / __________

        19.6 SURVIVAL AND CONSTRUCTION. Each provision of this Article 19, together with the provisions of Article 23, will be deemed to be self-executing and continue in full force and effect subsequent to and notwithstanding the expiration, termination, setting aside, cancellation, recision, unenforceability or otherwise of this Agreement (or any part of it) for any reason,


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
and will survive and will govern any claim for recision or otherwise.

        Each provision of this Agreement (including but not limited to those relating to mandatory arbitration, waiver of jury trial, limitation of damages, prior notice of claims, shortened periods in which to bring claims, costs and attorney's fees, or otherwise) will be construed as independent of, and severable from, every other provision and if any provisions are deemed to be unenforceable in any way, such provisions will be modified or interpreted to the minimum extent necessary to have them comply with the law (including making such provision mutual in effect) and the remaining provisions of this Agreement will remain in full force and effect, the parties agreeing that the unenforceability of any provisions of this Article 19 (or otherwise) will not affect the remainder of this Article 19 (or otherwise), notwithstanding any statutory or decisional law to the contrary.

        Each party reserves the right to challenge any law, rule or judicial or other construction which would have the effect of varying or rendering ineffective any provision of this Agreement. The benefits and protections of this Agreement which apply to us (including, but not limited to, all provisions relating to indemnification and/or releases) shall also apply to any past, current and/or future Franchisor-Related Persons/Entities as if they were expressly named beneficiaries of such provisions. In each case where we may exercise any option or other right, we may do so in our sole and absolute discretion, without liability or other obligation. So as to preserve the flexibility to deal with practical business situations (which you and we agree should benefit our businesses in the long term), we may, in our sole and absolute discretion, elect to not enforce (or to selectively enforce) any provision of this Agreement, or any other agreement, any policy or otherwise, whether with respect to you and/or any other franchisee or otherwise, and we may apply different policies to any franchisee, all without liability or other obligation and any such acts or omissions will not limit or otherwise affect our rights, whether to enforce this Agreement or otherwise.

YOUR INITIALS:  __________ / __________

        19.7 COSTS AND ATTORNEYS' FEES. Except as expressly provided otherwise in this Agreement with respect to appeal of an arbitration award or otherwise, and based on your and our judgment that attorney's fees provisions often operate to primarily benefit the attorneys involved in any claim and/or to


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encourage specious claims to the detriment of everyone involved in a franchise system, the parties will each bear their own costs of enforcement and/or defense (including but not limited to attorney's fees) in any claim or dispute between you and us (including you and/or our affiliates, related persons/entities, etc.) and will make no claim with regard thereto.

YOUR INITIALS:  __________ / __________

        19.8 VALIDITY AND EXECUTION. This Agreement will become valid only when executed and accepted by us at our headquarters.

YOUR INITIALS:  __________ / __________

        19.9 BINDING EFFECT, MODIFICATION AND REPRESENTATIONS. This Agreement is binding on the parties hereto and their respective executors, administrators, heirs, assigns, and successors in interest, and will not be modified or supplemented except by means of a written agreement signed by both you and our President or one of our Vice Presidents, provided that changes to the Manual may be made by us at any time and will be fully binding on you notwithstanding any provisions of this Section or otherwise. No other officer, field representative, salesperson or other person has the right or authority to sign on our behalf, to make oral or written modifications to this Agreement, or to make any representations or agreements on behalf of us, and any such modifications, representations and/or agreements shall not be binding on us. Similarly, other than any of the individual Franchisee(s) (or any partner or corporate officer of Franchisee, if Franchisee is a partnership or corporation), no person has the right or authority to sign on behalf of Franchisee, to make oral or written modifications to this Agreement on behalf of Franchisee, or to make any representations or agreements on behalf of Franchisee, and any such modifications, representations and/or agreements shall not be binding on Franchisee. You expressly acknowledge that no oral promises, representations or declarations were made to or relied on by you and that our obligations are confined exclusively to the terms herein. You understand and assume the business risks inherent in the franchised enterprise.

YOUR INITIALS:  __________ / __________


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
        19.10 CONSTRUCTION, ETC. Except as expressly provided otherwise, nothing in this Agreement is intended, nor will be deemed, to confer any rights or remedies on any person or legal entity not a party hereto. Except where this Agreement expressly provides otherwise, we have the right to condition, withhold and/or refuse, in our sole and absolute discretion, any request by you and our approval of, or consent to, any action or omission by you. The headings of the several Articles and Sections hereof are for convenience only and do not define, limit, or construe the contents of such Articles or Sections. The term "attorneys' fees" will include, without limitation, legal fees, whether incurred prior to, in preparation for or in contemplation of the filing of any written demand or claim, action, hearing or proceeding to enforce the obligations of this Agreement. References to a "controlling interest" in the Franchisee will mean fifty percent (50%) or more of the voting control of the Franchisee if the Franchisee is a corporation, and any general partnership interest if the Franchisee is a partnership. The term "you" as used herein is applicable to one or more persons, a corporation or a partnership, as the case may be. The singular usage includes the plural and the masculine and neuter usages include the other and the feminine. If two or more persons are at any time the Franchisee hereunder, whether or not as partners or joint venturers, their obligations and liabilities to us will be joint and several. This Agreement will be executed in multiple copies, each of which will be deemed an original. Each of the provisions of this Agreement (including Articles 19 and 23) apply to any claim brought (or which could be brought) by any owner and/or affiliate of yours or by or on your behalf. If any limitation on your rights (including, but not limited to, any limitation on damages, waiver of jury trial, shortened period in which to make any claim or otherwise) is held unenforceable with respect to you, then such limitation will not apply to us. We shall have the sole right to enforce the obligations of this (or any other) Franchise (or other) Agreement and neither you nor any other franchisee of ours shall be deemed a third party beneficiary with respect to this or any other agreement.

        You and we, each believing that (1) having written documents as the only basis for their legal relationship benefits each equally and reduces the risk of uncertainty in what should be a long-term business relationship and (2) this Agreement should be strictly interpreted according to its express terms, and each having a concern with (among other things) an approach whereby a court or arbitrator might impose (or limit or expand) duties on either that were not expressly agreed to in writing by you and us, agree that you and we mutually waive any "implied covenant of good faith and fair dealing" and that no such (or similar) doctrine, rule of interpretation or otherwise will have any application to your and our relationship, this Agreement or any


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other agreement between you and us (or any affiliate or Franchisor-Related
Persons/Entities) nor will affect our ability to make binding changes to the Coffee Plantation System, the Manual(s) or otherwise. Neither you nor we have any expectation that your or our rights and obligations will be otherwise than as expressly set forth in this Agreement or that where any contractual provision allows you or us any discretion in action or otherwise, the exercise of that discretion will be limited in any way. You agree that we will not be liable for any act or omission, whether with respect to the Marketing Fund or otherwise, which is consistent with this Agreement or other information provided to you, or which is done in subjective good faith. No course of dealing between you and us, nor any course of dealing or agreement between us and anyone else, past, present or future, will affect your or our rights under this Agreement or otherwise. When we use the phrase "sole and absolute discretion" (or any similar phrase or concept), whether in this Agreement or otherwise, you agree that there will be absolutely no limitation (including, but not limited to, any "implied covenant of good faith and fair dealing" or otherwise) on our completely unrestrained ability and right to exercise that discretion in any way we choose.

        If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of, or refusal to renew, this Agreement than is required hereunder, or the taking of some other action not required hereunder, or if under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any specification, standard or operating procedure prescribed by us is invalid or unenforceable, the prior notice and/or other action required by such law or rule shall be substituted for the comparable provisions hereof, and we will have the right, in our sole and absolute discretion, to modify such invalid or unenforceable provision, specification, standard, or operating procedure to the extent required to be valid and enforceable. You agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof, or any specification, standard or operating procedure prescribed by us, any portion or portions which a court may hold to be unenforceable in a final decision to which you are a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order. Such modifications to this Agreement shall be effective only in such jurisdiction, unless we elect to give them greater applicability, and shall be enforced as originally made and entered into in all other jurisdictions.


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        You will have no right to enforce any obligation of our or any other person/entity (including, but not limited to, any other Coffee Plantation(R) Franchisee) under, and you will not be deemed a third party beneficiary of, any other Franchise Agreement, other agreement or otherwise.

YOUR INITIALS:  __________ / __________

        19.11 NON-RETENTION OF FUNDS. You do not have the right to offset or withhold payments owed to us (and/or any affiliate) for amounts purportedly due you (or any affiliate of yours) from us, the Franchisor-Related Persons/Entities and/or any affiliate as a result of any dispute of any nature or otherwise, but will pay such amounts to us (or our affiliate) and only thereafter seek reimbursement in accordance with the provisions of Article 19. If you believe that we or any other person/entity has violated any legal duty to you, you will, notwithstanding such dispute, pay as designated all sums specified under this Agreement or any other agreement, whether to be paid to us or the Franchisor-Related Persons/Entities (including royalties, any unpaid portion of the initial franchise fee, any marketing contributions and/or amounts payable to franchisee councils and/or cooperatives, rent or otherwise) and will not withhold any payments until and unless such dispute has been finally determined in your favor.

YOUR INITIALS:  __________ / __________

        19.12 SEVERABILITY; SUBSTITUTION OF VALID PROVISIONS. Except as otherwise stated in this Agreement, each provision of this Agreement, and any portion of any provision, is severable (including, but not limited to, any provision affecting any rights to recovery for breach of any legal obligation, including but not limited to waiver of statutory benefits such as rights to jury trial, exemplary or punitive damages, recovery of attorney's fees and/or shortening of statutes of limitations), and the remainder of this Agreement will continue in full force and effect. To the extent that any provision restricting your competitive activities is deemed unenforceable, you and we agree that such provisions will be enforced to the fullest extent permissible under governing law. This Agreement will be deemed automatically modified to comply with governing law if such law requires: (a) a greater time period for notice of the termination of, or refusal to renew, this Agreement; or (b) the taking of some other action not described in this Agreement. We may modify


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any invalid or unenforceable provision to the extent required to be valid and enforceable and you will be bound by the modified provisions.

YOUR INITIALS:  __________ / __________

        19.13 WAIVERS. Our waiver of any breach(es) under this or any other agreement [whether by failure to exercise a power or right available to us, failure to insist on strict compliance with the terms, obligations or conditions of any agreement, development of a custom or practice between you and us (or others) which is at variance with the terms of any agreement, acceptance of partial or other payments or otherwise], whether with respect to you or others, will not affect our rights with regard to any breach by you or anyone else or constitute a waiver of our right to demand exact compliance by you with the terms of this Agreement or otherwise. Subsequent or other acceptance by us of any payments or performance by you will not be deemed a waiver of any preceding or other breach by you of this Agreement or otherwise. The rights and remedies provided in this Agreement are cumulative and we will not be prohibited from exercising any rights or remedies provided under this Agreement or permitted under law or equity.

YOUR INITIALS:  __________ / __________

        19.14 CHOICE OF LAWS. Except with respect to the applicability of the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. and the effect of federal pre-emption of state law by such Act and except to the extent governed by the United States Trademark Act and other federal laws, or as provided elsewhere in this Agreement, you and we agree that this Agreement (including any claims, counter-claims or otherwise by you) and all other matters concerning you and us (and/or you and any of the Franchisor-Related Persons/Entities), including your and our/their respective rights and obligations, will be governed by, and construed and enforced in accordance with, the laws of the state where your Plantation Store is, or will be, located, without regard to the laws of such state relating to conflicts of laws or choice of law; except that the provisions of any law of that state regarding franchises (including, without limitation, registration, disclosure, or relationship, and the regulations thereunder) shall not apply unless such state's jurisdictional, definitional and other requirements are met independently of, and without reference to, this Section.


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YOUR INITIALS:  __________ / __________

        19.15 ADVICE OF LAWYERS, ALTERNATIVE INVESTMENT OPPORTUNITIES, ETC. You acknowledge that you have had the opportunity (and we have strongly advised you) to have this Agreement and all other documents reviewed by your own attorney and that you have read, understood, had an opportunity to discuss with us, and agreed to each provision of this Agreement. You agree that you have been under no compulsion to sign this Agreement, that you have carefully reviewed and thought about each provision of this Agreement, that you have considered other franchise opportunities as well as the possibility of you entering our industry as a non-franchised participant and that, therefore, this Agreement will be deemed to have been drafted by you and we in equal parts and that no presumptions or inferences concerning this Agreement's terms, interpretation or otherwise will result by reason of the fact that we prepared this Agreement or may be unwilling (in the interest of consistency of system administration) to change its terms.

YOUR INITIALS:  __________ / __________

20.     INDEPENDENT CONTRACTORS AND INDEMNIFICATION

        We and you are independent contractors. You shall conspicuously identify the Franchisee, at the premises of your Plantation Store and in all dealings with suppliers, as the owner of your Plantation Store. Neither we nor you shall make any agreements or representations in the name of or on behalf of the other or that our relationship is other than franchisor and franchisee and neither we nor you shall be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized hereunder, nor shall we be obligated for any damages to any person or property directly or indirectly arising out of the operation of your Plantation Store or your business conducted pursuant to the Franchise. We shall have no liability for any sales, use, excise, income, property or other taxes levied upon your Plantation Store or its assets or in connection with the sales made or business conducted by your Plantation Store.

        You're the only one responsible for any damage, loss or other claims arising out of, or related in any way to, any of your acts, errors or omissions, whether related to you, your


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employees, agents or representatives, your operations or ownership of your
Plantation Store or otherwise arising. You will indemnify and hold harmless us, all of Franchisor-Related Persons/Entities, all Coffee Plantation(R) Franchisees or other operators and/or any of the foregoing, from all fines, suits, proceedings, claims, demands, actions, loss, damages, costs, fees (including attorney's fees and related expenses) and/or any other expense, obligation and/or liability of any kind or nature, however arising, growing out of or otherwise connected with and/or related to any act, error and/or omission of yours (including, but not limited to, your ownership and/or operation of your Plantation Store, any act or omission of your employees and/or agents, and/or any transfer of any interest in this Agreement, your Plantation Store, the Franchise, the Franchisee or otherwise.) We'll have the right to control all litigation, and defend and/or settle any claim, against and/or including us and/or the Franchisor-Related Persons/Entities or affecting our and/or their interests, in such manner as we deem appropriate in our sole and absolute discretion, in each case without affecting our rights under such indemnity.

YOUR INITIALS:  __________ / __________

21.     NOTICES

        All written notices and reports permitted or required to be delivered by the provisions of this Agreement or of the Manuals will be deemed so delivered at the time delivered by hand, immediately on transmission by facsimile transmission or other electronic system, including e-mail or any similar means, one (1) business day after being placed in the hands of a commercial courier service for overnight delivery, or three (3) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and addressed to us at our then-current headquarters, to the attention of the President, or at our most current principal business address of which you have been notified in writing, and to you at your Plantation Store. Until your Plantation Store has opened for business, we may send you notices at any address appearing in your application for a franchise or in our records. All payments and reports required by this Agreement will be directed to us at our address as specified above. Any required payment or report not actually received by us during regular business hours on the date due will be deemed delinquent. Notice to any one owner of the Franchisee shall be deemed effective as to all owners of the Franchisee.

22.     EFFECTIVE DATE OF AGREEMENT


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        This Agreement shall take effect upon the date of our execution and delivery of this Agreement to you.

23. ACKNOWLEDGMENTS AND REPRESENTATIONS, ENTIRE AGREEMENT, NO FIDUCIARY RELATIONSHIP, ETC.

MAKE SURE YOU READ THE FOLLOWING SECTIONS CAREFULLY! THEY'RE IMPORTANT AND ARE IN THIS AGREEMENT TO BE CERTAIN THAT NEITHER YOU NOR WE HAVE ANY
MISUNDERSTANDINGS OR INAPPROPRIATE EXPECTATIONS.

        You and we agree that there does not exist any fiduciary, trust or similar special relationship between you and us, that the relationship between you and us is an ordinary commercial relationship between independent businesspeople intended for mutual but independent economic benefit and is not in any sense, nor is intended to be, a fiduciary, trust or similar special relationship, that each party has dealt with each other at arm's length and as businesspersons with equivalent bargaining power, notwithstanding the relationship of Franchisor and Franchisee, and that you have alternative commercial opportunities (some of which are franchised) which you have investigated and in which you can invest.

YOUR INITIALS:  __________ / __________

        You acknowledge that you [and each of your owners (if you are a corporation or partnership) and investors] has read this Agreement and our Uniform Franchise Offering Circular and all exhibits and that you and they understand and accept the terms, conditions, and covenants contained in this Agreement as being necessary to maintain our high standards of quality and service and the uniformity of those standards at all Plantation Stores and to protect and preserve the goodwill of the Marks and the System.

YOUR INITIALS:  __________ / __________

        You and we, each agreeing on the critical practical business importance of our relationship being governed solely by written documents signed by you and us (including any concurrently executed written personal guarantees, Statement of Prospective Franchisee and/or exhibits - schedules - addenda - promissory


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note(s) security agreement(s) or other written documents signed by the party to be bound thereby, all of which will be deemed to be part of this Agreement for the purposes of this Section 23) and not wishing to create misunderstandings, confusion and possible conflict through reference to any alleged prior and/or contemporaneous oral and/or written representations, understandings, agreements or otherwise, or any legal doctrines such as "good faith and fair dealing" or otherwise which might introduce an element of uncertainty into our relationship, jointly intend, represent, warrant and agree that:

        (1) this Agreement contains the final, complete and exclusive expression of the terms of your and our agreement, and the final, complete and exclusive expression of your and our intent, and entirely supersedes and replaces any and all prior and/or concurrent understandings, agreements, inducements, prior course(s) of dealing, representations (financial or otherwise), promises, options, rights-of-first refusal, guarantees, warranties (express or implied) or otherwise (whether oral or written) between you and us,

        (2) there are no prior and/or concurrent understandings, agreements, inducements, course(s) of dealing, representations (financial or otherwise), promises, options, rights-of-first refusal, guarantees, warranties (express or implied) or otherwise (whether oral or written) which are not fully expressed in this Agreement, and

        (3) no prior and/or concurrent understandings, agreements, inducements, course(s) of dealing, representations (financial or otherwise), promises, options, rights-of-first refusal, guarantees, warranties (express or implied) or otherwise (whether oral or written) of any kind or nature whatsoever have been made by us or anyone else, nor have been relied on by you nor will have any force or effect; excepting only the written representations made by you in connection with your application for this franchise.

        You and we each expressly disclaim any understandings, agreements, inducements, course(s) of dealing, representations (financial or otherwise), promises, options, rights-of-first refusal, guarantees, warranties (express or implied) or otherwise (whether oral or written) which are not fully expressed in writing in this Agreement. This is equally important to you, as well as us, since, just as we do not wish to deal with allegations that we may have made or entered into understandings, representations, etc. not fully expressed in writing in this Agreement (such as alleged earnings claims), you do not wish to deal with allegations that you made or entered into understandings, representations, etc. (such as promises to


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achieve particular sales or royalty payment levels, would open a particular number of units, etc.) which are not fully expressed in writing in this Agreement.

YOUR INITIALS:  __________ / __________

        In particular, you have not been promised, nor have we or anyone else made any promises, representations and/or warranties, nor have you received or relied on any promises, representations or warranties, that

        (1) any payments by you are refundable at your option,

        (2) we will repurchase any rights granted hereunder (or any associated business) or will be able to assist you in any resale,

        (3) you will succeed in the franchised business,

        (4) you will achieve any particular sales, income or other levels of performance,

        (5) you will have any exclusive rights of any type other than as expressly set forth herein,

        (6) you will receive any level of advertising (television or otherwise), marketing assistance, site location, development or other services, operational assistance or otherwise other than as expressly set forth in this Agreement,

        (7) you will not be required to obtain any licenses in order to operate your Plantation Store,

        (8) any location will be successful,

        (9) it will be anyone's responsibility other than yours to obtain all licenses necessary in order to establish and operate your Plantation Store or

        (10) that you will be awarded additional or further franchises or other rights, except as expressly set forth in a written document signed by a corporate officer of Franchisor.

        No contingency, condition, prerequisite, prior requirement, or otherwise (including but not limited to obtaining financing, obtaining a site or otherwise) exists with respect to you fully performing any or all of your obligations under this Agreement.

YOUR INITIALS:  __________ / __________


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        You have not received or relied on (nor have we or anyone else provided)
any oral or written: sales, income or other projections of any kind or nature or any statements, representations, data, charts, tables, spreadsheets or mathematical calculations or otherwise which stated or suggested any level or range of actual or potential sales, costs, income, expenses, profits, cash flow, tax effects or otherwise and neither we nor anyone else has made, nor have you relied on, any promises, representations or warranties as to any profits or otherwise you may realize in the operation of a Plantation Store, nor have you received or relied on any representations regarding any working capital or other funds necessary to reach any "breakeven" or any other financial level. We are unable, and do not attempt, to predict, forecast or project future performance, revenues, profits or otherwise of any Plantation Store. If any such information, promises, representations and/or warranties has been provided to you, it should not be relied on, we will not be bound by it, and, if you do rely on such information, promises, representations and/or warranties, you do so at your own risk.

YOUR INITIALS:  __________ / __________

        You acknowledge and agree that the success of the business venture contemplated to be undertaken by you is speculative, is and will be dependent on your personal efforts, that while we can provide you with systems, methods, procedures, techniques and other "tools," including the Coffee Plantation System and otherwise, your success ultimately depends on your efforts, including your proactive, diligent and thorough knowledge and application of the Coffee Plantation System, that entry into any business enterprise is always associated with risk and that no assurance of success has been or can be given to you. You acknowledge and represent that you have entered into this Agreement and made an investment only after (1) making an independent investigation of the opportunity, including having received a list, in connection with the presentation of our Uniform Franchise Offering Circular, of (and having spoken with) other franchisees currently operating or who have operated Plantation Stores, (2) having had an opportunity to have this transaction and all related documents reviewed by an attorney and a financial advisor of your choosing, such review having been strongly recommended by us and (3) having independently researched all applicable licensing and other requirements related to the operation of your Plantation Store. You


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acknowledge that you and each person signing as Franchisee (and/or having any investment and/or interest in your Plantation Store) has received, reviewed, understood and fully read, and all questions have been answered regarding, (1) a copy of our Uniform Franchise Offering Circular with all exhibits at least ten
(10) business days prior to the earlier of your and/or any such person (a) signing any binding documents or (b) paying any sums and (2) a copy of this Agreement and all other agreements complete and in form ready to sign at least five (5) business days prior to the earlier of you and/or any such person (a) signing any binding documents or (b) paying any sums. You acknowledge that you have been given an opportunity to clarify any provision you did not understand and that the terms, conditions and covenants contained in this Agreement are reasonable and necessary to maintain our high standards of quality and service and the uniformity of those standards at all Plantation Stores and thereby to protect and preserve the goodwill of the Names and Marks and Trade Dress.

YOUR INITIALS:  __________ / __________

        You understand that we are relying on you to bring forward in writing at this time any matters inconsistent with any of the matters set forth in this
Section 23 or otherwise so that we can correct any misunderstandings or inappropriate expectations and you agree that if any of the statements or matters set forth in this Section 23 or otherwise are not true, correct and complete you will make a written statement regarding such next to your signature below so that we may address and resolve any such issue(s) at this time and before either you or we go forward.

YOUR INITIALS:  __________ / __________

        You acknowledge and agree that in all of your dealings with the Franchisor, the officers, directors, employees, and agents of the Franchisor act only in a representative capacity and not in an individual capacity. You further acknowledge that this Agreement, and all business dealings between you and such Individuals as a result of this Agreement, are solely between you and Coffee People, Inc. and that no other persons or entities, including any of the Franchisor-Related Persons/Entities, have or will have any duties or obligations to you. You further represent to us, as an inducement to our entry into this Agreement, that you have made no misrepresentations in obtaining the Franchise.


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YOUR INITIALS:  __________ / __________

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date stated below.

FRANCHISOR:  COFFEE PEOPLE, INC.

By: _________________________________
       President

FRANCHISEE(S) (INDIVIDUAL):

____________________________________
Name

____________________________________
Signature

____________________________________
Name

____________________________________
Signature


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
FRANCHISEE (CORP., LLC OR PARTNERSHIP)

___________________________________
Legal Name of Franchisee Entity

a _______________________                  _____________________________________
    Jurisdiction of Formation                 Corporation, LLC or Partnership

By: _________________________________
       Name

      _________________________________
       Signature

Title:  _______________________________


Date: _______________________________


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
                     GUARANTY AND ASSUMPTION OF OBLIGATIONS

        In consideration of, and as an inducement to, the execution of the above Franchise Agreement and any Addenda thereto (individually or collectively the "Agreement") by Coffee People, Inc. ("Franchisor"), each of the undersigned ("Guarantors") hereby personally and unconditionally (1) guarantees to us and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that __________________________________________
("Franchisee") shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement and (2) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement. Each of the undersigned waives:

1.      acceptance and notice of acceptance by us of the foregoing undertakings;

2. notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed;

3. protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed;

4. any right he may have to require that an action be brought against you or any other person as a condition of liability; and

5. all rights to payments and claims for reimbursement or subrogation which any of the Guarantors may have against you arising as a result of the Guarantors' execution of and performance under this guaranty.

6.      Each of the undersigned consents and agrees that:

7. his direct and immediate liability under this guaranty shall be joint and several;

8. he shall render any payment or performance required under the Agreement upon demand if you fails or refuses punctually to do so;

9. such liability shall not be contingent upon or conditioned upon pursuit by us of any remedies against you or any other person; and

10. such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or the indulgence


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        which We may from time to time grant to you or to any other person, including, without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable during the term of the Agreement.

        If Franchisor is required to enforce this Guaranty and Assumption of Obligations in any judicial or arbitration proceeding or appeal thereof, the Guarantors shall reimburse Franchisor for its costs and expenses, including but not limited to, reasonable accountants', attorneys', attorney assistants', arbitrators' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any written demand, claim, action, hearing or proceeding to enforce this Guaranty and Assumption of Obligations.


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         IN WITNESS WHEREOF, each of the undersigned has hereunto affixed his signature on the same day and year as the Agreement was executed.

GUARANTORS


_________________________________
Name

_________________________________
Signature

_________________________________
Name

_________________________________
Signature


WITNESS


_________________________________
Name

_________________________________
Signature

Date: _______________________________


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